UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
Essent Group Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11 .

ESSENT GROUP

2026

PROXY STATEMENT & NOTICE OF ANNUAL MEETING

Essent Group Ltd. Clarendon House 2 Church Street Hamilton HM11, Bermuda
Notice of Annual General Meeting of Shareholders
To Our Shareholders:
You are cordially invited to attend the 2026 Annual General Meeting of Shareholders of Essent Group Ltd., a Bermuda limited company, which will be held via a live webcast originating from Bermuda at 8:00 a.m. Atlantic Daylight Time on May 6, 2026.
Date: May 6, 2026	Time: 8:00 a.m., Atlantic Daylight Time	Location: Live via the Internet originating from Bermuda. Please visit: https://edge.media-server.com/mmc/p/pfq2c664	Record Date: March 6, 2026
At the 2026 Annual General Meeting of Shareholders, shareholders of record as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:
(1)
election of three Class III directors to serve through the 2029 Annual General Meeting of Shareholders;

(2)
ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 and until our 2027 Annual General Meeting of Shareholders, and the referral the determination of the auditors’ compensation to the Board of Directors;

(3)
a non-binding, advisory resolution on executive compensation; and

(4)
such other business that may properly come before the Annual Meeting.

You will be able to attend and participate in the Annual Meeting online by visiting https://edge.media-server.com/mmc/p/pfq2c664 on the meeting date at the time described above and in the accompanying proxy statement. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting passcode, essent2026 (case sensitive). There is no physical location for the Annual Meeting.
Your vote is important to us. To ensure that your shares are represented at the 2026 Annual General Meeting of Shareholders, whether or not you plan to participate in the virtual Annual Meeting, we encourage you to vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to participate in the virtual Annual Meeting. If you participate in the virtual Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.
By order of the Board of Directors,
Conyers Corporate Services (Bermuda) Limited
Secretary

Proxy Statement for the
2026 Annual General Meeting of Shareholders
Wednesday, May 6, 2026
8:00 a.m. Atlantic Daylight Time
Live via the Internet originating from Bermuda
Please visit: https://edge.media-server.com/mmc/p/pfq2c664
Passcode: essent2026 (case sensitive)
The 2026 Annual General Meeting of Shareholders (the “Annual Meeting”) of Essent Group Ltd. (“Essent,” “we,” “us,” “our” or the “Company”) will be held to consider and vote upon the following matters:
(1)
election of three Class III directors to serve through the 2029 Annual General Meeting of Shareholders;

(2)
ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 and until our 2027 Annual General Meeting of Shareholders, and the referral the determination of the auditors’ compensation to the Board of Directors;

(3)
a non-binding, advisory resolution on executive compensation; and

(4)
such other business that may properly come before the Annual Meeting.

Only holders of record of our common shares, par value $0.015 per share, as of the close of business on March 6, 2026 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.
Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting or any postponement or adjournment of the Annual Meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.
You will be able to attend and participate in the Annual Meeting online by visiting https://edge.media-server.com/mmc/p/pfq2c664 on the meeting date at the time described above and in the accompanying proxy statement. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting passcode, essent2026 (case sensitive). There is no physical location for the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2026: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2025 Annual Report to Shareholders are available at www.essentgroup.com. These documents are first being mailed to shareholders on or about March 26, 2026. Our 2025 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2025, is not part of the proxy soliciting material.

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement, before voting.
2026 Annual General Meeting of Shareholders
Date: May 6, 2026	Time: 8:00 a.m., Atlantic Daylight Time	Location: Live via the Internet originating from Bermuda. Please visit: https://edge.media-server.com/mmc/p/pfq2c664	Record Date: March 6, 2026
Voting Matters
ITEMS OF BUSINESS		BOARD RECOMMENDATION	PROXY STATEMENT DISCLOSURE
1	Election of Class III Directors	FOR each Director Nominee	Page 8
2	Ratification of Re-appointment of PricewaterhouseCoopers LLP as Independent Auditors	FOR	Page 58
3	Advisory Vote on Executive Compensation	FOR	Page 61
How To Vote
You may vote at the Annual Meeting in any of the following ways:

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.voteproxy.com. You will need the control number included in your Proxy Card.	Dial (800) 776-9437 (toll-free in US) or (201) 299-4446 (outside US). You will need the control number included in your Proxy Card.	Mark, sign and date your Proxy Card and return it in the postage paid envelope provided.
Shareholders who own their
shares in street name may
vote in person at the virtual
Annual Meeting only if they
provide a legal proxy,
executed in their favor, from
the holder of record of their
shares.

See the section of this proxy statement entitled “Frequently Asked Questions about the 2026 Annual Meeting” beginning on page 65 for more information regarding the Annual Meeting, how you may vote your shares at the Annual Meeting, and other matters relating to the Annual Meeting.

2025 Financial Highlights

Strength In Numbers.

ESSENT GROUP

STRONG BALANCE SHEET

EXCEPT WHERE NOTED, DATA AND RATINGS ARE AS OF DECEMBER 31, 2025

FINANCIAL STRENGTH[1]

Essent Guaranty, Inc.
MOODY'S:
A2

Essent Guaranty, Inc. & Essent Reinsurance Ltd.
AM BEST: **A (Excellent)**
S&P: **A-**

›3.3 Million
homebuyers Essent MI has helped become successful homeowners

Essent Guaranty, Inc.
RISK-TO-CAPITAL
9.1:1

HIGH QUALITY MORTGAGE INSURANCE PORTFOLIO

$248.4 BILLION

87.6%
7.8%
4.6%
BY FICO
<680
680-699
700+

17.5%
29.4%
53.1%
BY LTV
≤90.00%
90.01%-95.00%
≥95.01%

ROBUST REINSURANCE PROTECTION

Access to Excess of Loss Reinsurance of **$1.3B**

REINSURANCE PROTECTION ON **98%** OF INSURED PORTFOLIO

PMIERs Credit from Quota Share Reinsurance Treaties of **$734M**

HIGH QUALITY PORTFOLIO OF CASH & INVESTMENTS

Investment Grade Securities[2]

99%

Credit Rating of Aaa to Aa3[2]

60%

U.S Government & Agency Securities, Money Market Funds or Cash

35%

STRONG CAPITAL & LIQUIDITY

$5.8 BILLION
Of GAAP Equity

$6.6 BILLION
Consolidated Cash & Investments

$1.4 BILLION
Excess U.S. PMIERs Capital

$1.3 BILLION
Cash and Investments at the Holding Companies

$500 MILLION
Undrawn Credit Facility Capacity (an Additional Source of Liquidity)

8% DEBT-TO-CAPITAL RATIO

[1] For more information, visit "Understanding Credit Ratings" in the Ratings section at moodys.com, the "Rating Methodologies" section at web.ambest.com and "Understanding Credit Ratings" at spglobal.com.

[2] Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available. Percentages exclude money market funds, cash and Other Invested Assets.

Essent delivered strong financial results in 2025, underscoring the resilience of our business model and our ability to generate consistent, high quality earnings across market cycles. In 2025, we earned $690.0 million, or $6.90 per diluted share, and generated a 12.1% return on average equity. We ended the year with a robust capital position, including GAAP equity of $5.8 billion, a PMIERs sufficiency ratio of 169%, and 98% of our mortgage insurance policies subject to some form of reinsurance.
The strength of our franchise, our conservative approach to risk management, and our commitment to operating efficiency position Essent well for the future. As we look ahead, our priorities remain clear: to maintain the strength of our core businesses, to return capital to shareholders in a value-accretive fashion, to invest prudently in complementary opportunities, and to continue creating durable value for our customers, employees, and shareholders.
2025 Compensation Highlights
We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders. We emphasize performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals. Consistent with prior years, our pay program continued to consist of three key elements significantly weighted to pay-for-performance: base salary; annual cash incentive tied to key operational and strategic goals; and long-term incentive awards linked to our common shares.
In keeping with that philosophy and consistent with prior years, a substantial majority of the compensation paid to our President and Chief Executive Officer and other named executive officers for 2025 was performance-based:
Mortgage Insurance—Disciplined Underwriting, High-Quality Portfolio
Our Mortgage Insurance (MI) segment continues to be the primary driver of Essent’s financial performance. Despite a challenging origination environment marked by elevated interest rates and home prices, our credit quality remains exceptionally strong. In 2025, we wrote $46.6 billion of new insurance written (NIW) with a weighted average FICO score of 754, and we ended the year with $248.4 billion of insurance in force, representing approximately 2% year over year growth. Our portfolio default rate was 2.50% at year end, reflecting normal seasonality and the continued aging of our high-quality insured portfolio.
In a constrained origination market, we have maintained discipline while distinguishing Essent through a conservative balance sheet and an efficient expense structure. This approach not only supports consistent earnings, but also enables us to invest in adjacent businesses that can complement the core MI franchise over time.
Reinsurance—Capital Efficiency and Strategic Diversification
Our reinsurance platform, Essent Re, continues to generate attractive returns through profitable GSE risk share transactions and by providing advisory services to reinsurer clients through Essent Agency. In addition, Essent Re serves as a vehicle for capital efficiency, tax optimization, and potential long term diversification.
In the fourth quarter of 2025, Essent Re entered the Lloyd’s of London market through quota share reinsurance agreements supported by Funds at Lloyd’s, providing exposure to a well-diversified property and casualty (P&C) portfolio. This represents an initial investment in Essent Re’s strategic expansion into the P&C industry, with the sector offering a large addressable market and opportunities for supplemental revenue and earnings. The build out of the Essent Re team and underwriting platform is well underway, including the hiring of our new Chief Underwriting Officer at the beginning of 2026.

Title—Modernizing the Platform, Positioning for Market Recovery
Our title insurance operations made meaningful progress in 2025 as we continued to strengthen operational capabilities and pursue new avenues for growth. We advanced the development of our new transaction management system, which will modernize our platform and is scheduled for full production readiness by year end 2026. We also continued to leverage our lender relationships and deepen collaboration between the MI and title sales teams, positioning our title insurance operations to benefit as purchase and refinance market volume ultimately normalizes.
Investment Portfolio—Preserving Capital, Growing Income and Yield
Our investment strategy remains centered on capital preservation and the generation of stable, recurring income. At year end, 60% of our high-quality fixed income portfolio carried a credit rating of Aaa to Aa. Our yield on investments available for sale was 3.8% for 2025, with a new money yield of approximately 5% throughout the year. We also continued to execute our alternative investment strategy, stacking investments to enhance diversification and improve portfolio yield. As our investment portfolio continues to grow, we expect investment income to become an increasingly significant contributor to Essent’s overall earnings profile.
Capital and Shareholder Returns—Disciplined Allocation, Enhanced Returns
Essent’s strong capital position and liquidity provide flexibility to support both investments in our business and returning capital to our shareholders. In 2025, we returned approximately $700 million to shareholders and ended the year with $1.3 billion of cash and investments at the holding companies. During the year, we repurchased 9.9 million shares for $576 million, retiring nearly 10% of shares outstanding at year end 2024, at an average price equal to 97% of year end 2025 book value per share. In February 2026, we announced a 13% increase in our quarterly dividend to $0.35 per share, reflecting confidence in the durability and stability of our cash flows.
We continue to believe that long-term success is best measured by growth in book value per share. Since our IPO, Essent has delivered compound annual growth in book value per share of approximately 18%, a result of disciplined capital allocation and consistent operating performance.
Commitment to Sustainability Best Practices
Essent’s mission is to serve as a trusted, best-in-class partner by responsibly offering private mortgage insurance, reinsurance, and title insurance and settlement services to serve the housing finance industry. Having a home provides a sense of security, well-being and belonging. The very core of what we do enables more people to buy their own homes, creating a positive ripple effect throughout their communities.
Under the direction of our Chief Executive Officer and Board of Directors, we are committed to supporting sustainability initiatives that are relevant to the Company and align with our company-wide dedication to responsible corporate citizenship that positively impacts the communities and people served. The strength of our balance sheet and operating model helps Essent to fulfill our mission to support affordable and sustainable homeownership. We remain committed to helping borrowers achieve home ownership. We continue to believe that Essent and our industry can play a greater role in leveraging private capital to support a strong and robust housing finance system while mitigating taxpayer risk.
Our continued success is directly related to our commitment to our core values—Integrity, Service, Innovation and Community. These values are the building blocks of our business and our corporate responsibility practices. Our annually published report provides more information on how we are delivering on our commitment to our employees, our business partners and our community.
As a responsible corporate citizen, Essent is dedicated to Service and Community. Our practices make a difference in the communities where we live and work. Our corporate giving program and employee volunteer program are designed to sponsor national and local community organizations with a focus on housing, health and education. We believe that our dedication to being a responsible corporate citizen and creating a positive social impact is essential to building long-term, sustainable value for our shareholders.
Corporate Governance Practices
Essent has a strong top-down approach to ESG. Our Board is very active, with formal oversight over our environmental awareness, cybersecurity, corporate culture, employee engagement, diversity and community commitment. The charter of our Nominating, Governance and Corporate Responsibility Committee emphasizes that committee’s responsibility for the “governance” and “environmental” aspects of the Company’s sustainability programs, while the role of the Compensation Committee includes overseeing the “social” aspects of the

Company’s sustainability programs, including receiving periodic updates from the Company’s management responsible for significant “social” activities. Our Corporate Governance Guidelines further detail the Board’s oversight of technology, innovation and cyber risk, and continued commitment to diversity and inclusion.
At the highest level, we believe that our Board has adopted a set of corporate governance and executive compensation standards that exemplify our commitment to sound governance practices:
Governance Best Practice	Essent
Size of Board	10
Number of Independent Directors	9
Board Independence Standards	NYSE standards
Lead Independent Director	Yes
Majority Voting for Directors	Yes
Cumulative Voting	No
Shareholder Right to Call Special Meeting	Yes, by shareholders holding greater than 10% of outstanding shares
Poison Pill	No
Board Meeting Attendance	Nearly 100% attendance in 2025
No Over-Boarding	Yes
Regularly Schedules Executive Session of Independent Directors	Yes
Policy Prohibiting Insider Hedging of Company Shares	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Clawback Policy	Our equity plan provides that all awards will be subject to clawbacks, and executives consent in employment agreements to clawbacks. We have adopted a clawback policy consistent with the rules of the SEC and the NYSE.
Code of Business Conduct and Ethics for Directors, Officers, and Employees	Yes
No Separate Change in Control Agreement for CEO	Terms of CEO’s change in control provisions in his employment and equity award agreements are substantively identical to those of Messrs. Curran and Bhasin and Ms. Gibbons
No Automatic Accelerated Vesting of Equity Awards	Yes
Double Trigger for Change in Control for Time-Vesting Awards	Yes
No Excise Tax Assistance	No gross-up payments for any excise taxes payable upon a change in control
Frequency of Say on Pay	Annually
No Re-pricing of Options and SARs without Shareholder Approval	Yes
Minimum Vesting Period of Equity Awards	Minimum 1 year vesting period for equity awards (and all executives have had a minimum 3-year vesting period since 2016)
Share recycling	No liberal share recycling
Stock Ownership Guidelines for Executive Officers	CEO—six times annual base salary
Other Senior Executives—two times annual base salary
Stock Ownership Guidelines for Non-Employee Directors	Five times annual cash compensation
Use of Performance Shares as Element of Long Term Incentive Compensation	Yes

We have also formalized and adopted a number of internal policies with respect to corporate and institutional governance, including:
•
Anti-Corruption Policy

•
Anti-Money Laundering Awareness Policy

•
Anti-Trust Policy

•
Business Continuity and Disaster Recovery Policy

•
Code of Business Conduct and Ethics

•
Complaint Management Policy

•
Corporate Giving Policy

•
Prevention of Discrimination & Harassment Policy

•
Fitness for Duty Policy

•
Fraud Policy & Procedures

•
Gift & Entertainment Policy

•
Government Relations and Political Activities Policy

•
Human Rights and Labor Policy

•
Identity Theft Prevention Policy

•
Information Security Program Policy

•
Insider Trading Policy

•
Media and External Communications Policy

•
Privacy Policy

•
Related Person Transaction Policy

•
Statement of Freedom of Association, Right to Collective Bargaining

•
Third Party Vendor Code of Conduct

•
Vulnerability Management Policy

•
Whistleblower Policy

We believe that engaging with investors is fundamental to our commitment to good governance. Throughout the year, we seek opportunities to engage in two-way conversations with our investors to gain and share valuable insights into current and emerging business strategies and trends. During 2025, we held approximately 133 meetings with shareholders whose ownership represented approximately 27% of shares outstanding as of the end of 2025 to discuss various key corporate financial and operational matters. Topics discussed included our credit performance, capital management philosophy, and our risk management practices including around underwriting risk, investment risk and regulatory compliance risk, among others. These meetings were conducted in person, via teleconference or at industry conferences.
Social Issues and Human Capital
We have approximately 514 employees as of December 31, 2025 working from primary offices in Pennsylvania, Missouri, New York, North Carolina, Virginia and Bermuda, as well as remotely throughout the United States. We provide competitive benefits that promote the health of our employees and their families and design compelling job opportunities, aligned with our mission, in a fast-paced, results-focused work environment. We offer varied employee training, development, mentorship and leadership opportunities and encourage our employees to continue to develop in their careers.
At Essent, we realize that continuous engagement with our employees is vital to driving successful, meaningful outcomes. Engagement surveys are conducted periodically and allow us to identify areas of strength and opportunities for improvement to ensure continued satisfaction and retention of our employees. CEO-led town hall style meetings are held regularly with our employees, covering topics such as business strategy and outlook, the competitive landscape, and emerging industry trends, and include a question-and-answer session with management. We believe that this format facilitates strong and productive conversations across our organization. As a result of our ongoing commitment to employee engagement and satisfaction, we have had an average annual employee retention rate of approximately 90% over the past 5 years.
Essent is dedicated to providing equal opportunity. We seek to hire and retain highly talented employees and empower them to create value for our shareholders. In our employee recruitment and selection process and operation of our business, we adhere to equal employment opportunity policies and encourage the participation of our employees in training programs that will enhance their effectiveness in the performance of their duties. We believe a qualified, diverse and inclusive workforce enabling equal opportunity provides for a broad array of viewpoints, talents and skills, and assists in building a sustainable future.
Our commitment to good corporate citizenship extends to supporting the communities that we serve. Our Board of Directors, management and employees are committed to transforming our communities by leveraging the power of our Company. We partner with charitable organizations, make donations, and connect our employees with volunteer opportunities to better their communities. Essent’s charitable contributions focus in particular on housing, health and education
Our employees volunteer their time and talents to support local charities and community organizations. We encourage charitable giving by employees by providing a 1:1 match of donations to 501(c)(3) organizations, up to $1,000 per employee per year.
Our charitable program places special emphasis on championing education, in particular, for underserved youth. For example, we have made a $3 million, 10-year commitment to Cristo Rey Philadelphia High School. Cristo Rey is an inner-city, independent, college preparatory school for low-income students who cannot otherwise afford a private education. Cristo Rey is a new model of private high school that opened in 2012 and has developed a unique partnership with local educators, businesses and universities. In addition, we have made a $1.2 million multi-year commitment to support a Science, Technology, Engineering and Math (STEM) program specifically targeted to young women. In 2025, we made nearly $1 million in contributions to educationally aligned entities.
Environmental Responsibility
Essent is committed to the stewardship of our shared environment. While the nature of our operations does not directly impact the environment in a material way, we seek to operate our corporate facilities in an environmentally sustainable, safe and healthy manner. We strive to be energy efficient across our operations, utilizing energy management systems that conserve energy as well as LED lighting and motion control sensors. Our corporate headquarters in Radnor, Pennsylvania is Energy Star certified as an environmentally-conscious corporate headquarters. In addition, we are committed to increasing waste recycling and increasing overall environmental awareness and training across our organization.

Proposal No. 1: Election of Directors
Our Board of Directors currently consists of ten (10) directors. Our Bye-laws provide that our Board is divided into three classes consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Our directors hold office until their successors have been elected and qualified, or the earlier of their death, resignation or removal. Vacancies on the Board of Directors may be filled by shareholders or the Board. Our system of electing and removing directors may delay or prevent a change in our management or a change in control of our Company.
At the Annual Meeting, shareholders will elect three individuals to serve as Class III directors to hold office until our 2029 Annual General Meeting of Shareholders or until his or her successor has been duly elected and qualified or his or her earlier resignation or removal.
Each of Mark A. Casale, Douglas J. Pauls and William Spiegel has been nominated to stand for election at the Annual Meeting to serve as a Class III director. These nominees were recommended and approved for nomination by the Nominating, Governance and Corporate Responsibility Committee of our Board of Directors.
Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our Board of Directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate, or our Board of Directors may reduce the number of Class III directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
Directors are elected by a majority of votes cast at the Annual Meeting.
The Board of Directors recommends a vote FOR the election of each of the nominated individuals.	FOR Each Nominee

Director Criteria, Qualifications, Experience and Tenure
The Nominating, Governance and Corporate Responsibility Committee of our Board of Directors is responsible for recommending to our Board of Directors candidates for nomination and election as directors at annual general meetings of shareholders or for appointment to fill vacancies on the Board. The Nominating, Governance and Corporate Responsibility Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and company circumstances. In making its recommendations to our Board of Directors, the Nominating, Governance and Corporate Responsibility Committee considers, among other things, the qualifications of individual director candidates in light of the criteria described below. In accordance with its charter, the Nominating, Governance and Corporate Responsibility Committee may use a variety of sources, including but not limited to executive search firms, to identify director candidates, and has the authority to retain and approve compensation for such firms.
In evaluating a candidate, our Nominating, Governance and Corporate Responsibility Committee and our Board of Directors take into account a variety of factors, including:
•
high personal and professional ethics, values and integrity;

•
sound business judgment and financially literacy;

•
diversity of point of view, including the candidate’s education, skill, professional background, personal accomplishments, geography, race, gender, age, ethnic background, national origin, experience with mortgage, insurance, reinsurance or other businesses and organizations that our Board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the Board as a whole;

•
ability and willingness to serve on any committees of our Board of Directors;

•
ability and willingness to commit adequate time to the proper functioning of our Board of Directors and its committees; and

•
any criteria regarding independence and other matters required by the New York Stock Exchange (NYSE) or other applicable law or regulations.

The Nominating, Governance and Corporate Responsibility Committee and Board of Directors evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Our Nominating, Governance and Corporate Responsibility Committee and Board of Directors evaluates the Board’s own composition in the context of the diverse experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with valuable insights in areas such as:
Executive Leadership	Information Technology and Cybersecurity	Risk Management
Accounting and Financial	Corporate Governance and Responsibility	Active Community Service
Financial Services	Insurance and Reinsurance	Compensation
The experiences, qualifications and skills of each director that the Board considered in his or her nomination are listed beside the directors’ individual biographies on the following pages.
Based on the information available to it about a potential nominee, the Nominating, Governance and Corporate Responsibility Committee makes an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating, Governance and Corporate Responsibility Committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The Nominating, Governance and Corporate Responsibility Committee may also ask potential nominees to meet with management and other members of our Board of Directors. After completing this evaluation process, the Nominating, Governance and Corporate Responsibility Committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate for election as a director.
The Board has concluded that each nominee for election as a Class III director should serve as a director based on the specific experience and attributes listed beside each such nominee’s biography below and the Board’s knowledge of that nominee, including the insight and collegiality that nominee is expected to bring to the Board’s functions and deliberations.

The Nominating, Governance and Corporate Responsibility Committee and the Board consider director tenure in making Board nomination decisions and believe that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. While we believe that longer-tenured, experienced directors, who have accumulated a substantial understanding of our business during their service, are a significant strength of the Board, we also believe that we benefit from the skill sets and perspectives of our newest directors.
Each director is expected to maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the Board of Directors and its committees. In determining whether to recommend a director for re-election, the Nominating, Governance and Corporate Responsibility Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of our Board of Directors, and the results of the most recent Board self-evaluation.
Annual Board Evaluation Process
Our Board of Directors recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating, Governance and Corporate Responsibility Committee and aim to assess Board and committee effectiveness as well as individual director performance and contribution levels.
Each year, our directors complete governance questionnaires and self-assessments. These questionnaires and assessments facilitate a candid assessment of: the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; the Board’s structure, composition and culture; and the mix of skills, qualifications and experiences of our directors.
The Nominating, Governance and Corporate Responsibility Committee and Board consider the results of the annual evaluations in connection with their review of director nominees to ensure the Board continues to operate effectively.
Shareholder Nominees for the Board of Directors
Shareholders desiring to recommend nominees for election as directors should submit their recommendations in writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Recommendations from shareholders should include pertinent information concerning the proposed nominee’s background and experience. The Nominating, Governance and Corporate Responsibility Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in our capital stock. The Nominating, Governance and Corporate Responsibility Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual general meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual general meeting of shareholders.

Information Concerning Continuing Directors and Director Nominees
Experience, Qualifications and Skills
NAME	AGE	DIRECTOR SINCE	CURRENT POSITION
Mark A. Casale	61	2008	Chairman of the Board, President and Chief Executive Officer
David C. Benson	66	2025	Director
Martin P. Connor	61	2026	Director
Aditya Dutt	50	2010	Director
Angela L. Heise	51	2018	Director
April Joyce	47	2025	Director
Henna Karna	49	2022	Director
Roy J. Kasmar	70	2013	Director
Douglas J. Pauls	67	2013	Director
William Spiegel	63	2008	Director
	Casale	Benson	Connor	Dutt	Heise	Joyce	Karna	Kasmar	Pauls	Spiegel
Executive Leadership and Management	X	X	X	X	X	X	X	X	X	X
Accounting and Financial	X	X	X	X		X		X	X	X
Financial Services	X	X		X		X	X	X	X	X
Information Technology and Cybersecurity					X		X
Corporate Governance and Responsibility	X		X	X				X	X	X
Insurance and Reinsurance	X	X		X		X	X	X	X	X
Risk Management	X	X	X	X	X	X	X	X	X	X
Compensation				X				X	X	X
Public Company Board Experience		X	X				X		X	X

Nominees for Election as Class III Directors for a Three-Year Term Continuing Until the 2029 Annual General Meeting of Shareholders
The experiences, qualifications and skills of each director that the Board considered in his or her nomination for election as a Class III director are included below the nominee directors’ individual biographies below. The Board concluded that each nominee should serve as a Class III director based on the specific experience and attributes listed below each director nominees’ biography and the Board’s knowledge of each director nominee, including the insight and collegiality each nominee is expected to bring to the Board’s functions and deliberations.
Mark A. Casale
Chairman of the Board of Directors, Chief Executive Officer and President Term Expires 2026
BACKGROUND
Mr. Casale is our founder and President and Chief Executive Officer, and has served a member of our Board of Directors since 2008, including as the Chairman of the Board of Directors since 2013. Mr. Casale has more than 25 years of financial services management experience, including senior roles in mortgage banking, mortgage insurance, bond insurance and capital markets. Founded in 2008 by Mr. Casale with $500 million of equity funding, Essent now manages approximately $248 billion of mortgage insurance in force. Under Mr. Casale’s leadership, Essent has become a leading mortgage insurer and reinsurer serving as a trusted and strong counterparty to lenders and GSEs and has enabled over two million borrowers to become homeowners. Mr. Casale continues to evolve the franchise using risk-based pricing and artificial intelligence-driven analytics to support his core mission of prudently growing shareholder value and promoting affordable and sustainable homeownership. Mr. Casale actively champions Essent’s philanthropic mission to support local and national organizations centered around children, housing, health and education. Mr. Casale has served on the boards of several educational organizations in the Philadelphia area, most notably the Board of Trustees of St. Joseph’s University from 2014 to 2023 and La Salle College High School as Trustee from 2017 to 2023 and elected to Emeritus Trustee in 2024, and served as a member of the Board of Trustees for the Academy of Notre Dame de Namur in Philadelphia from 2019 to 2025. Mr. Casale holds a BS in accounting from St. Joseph’s University and an MBA in finance from New York University.

QUALIFICATIONS
Mr. Casale is qualified to serve on our Board of Directors because of his experience in the mortgage and mortgage insurance industries as well as his extensive knowledge of our operations.

Douglas J. Pauls
Director Term Expires 2026
BACKGROUND
Mr. Pauls has over 30 years of experience in the areas of finance, accounting, internal controls, and financial reporting for public companies, including most recently senior roles with financial institutions. Mr. Pauls served as chief financial officer of BankUnited, Inc., a bank holding company, from 2009 until his retirement in 2013, and Mr. Pauls currently serves as a director of BankUnited, Inc. From 2008 until 2009, Mr. Pauls served as executive vice president of finance for TD Bank, NA following TD Bank’s acquisition of Commerce Bancorp, Inc. in March 2008. Prior to that, Mr. Pauls held several positions with Commerce Bancorp, Inc., including serving as its chief financial officer from 2002 until its acquisition by TD Bank and its chief accounting officer from 1995 to 2002. Earlier in his career, Mr. Pauls was a senior manager in the audit department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls holds a BA in economics from Dickinson College, for which he currently serves as the Chairman of its Board of Trustees.

QUALIFICATIONS
Mr. Pauls is qualified to serve on our Board of Directors because of his more than 30 years of experience as a corporate executive and his experience as a chief financial officer of publicly traded companies.

William Spiegel
Director Term Expires 2026
BACKGROUND
Mr. Spiegel has served as the chief executive officer and a board member of Accredited Global, Inc., a specialty insurance business focused on the rapidly growing MGA market, since its acquisition by affiliates of Onex Partners in 2024. Mr. Spiegel held several roles with R&Q Insurance Holdings Ltd. (the parent company of Accredited prior to its sale in 2024) from 2020 to 2024, including most recently serving as its chief executive officer. Mr. Spiegel has over 30 years of private equity investment experience. Mr. Spiegel was co-president and a founding partner of Pine Brook Road Partners, LLC, an investment firm from 2006 to January 2020, where he was responsible for managing Pine Brook’s financial services investing activities. Prior to joining Pine Brook, Mr. Spiegel was with The Cypress Group from its inception in 1994 until 2006, managing its financial services and healthcare investing activities. Prior to joining The Cypress Group, Mr. Spiegel worked in the Merchant Banking Group at Lehman Brothers. He has served on the board of directors of over 20 companies, including eight publicly traded entities. Mr. Spiegel is currently a member of The University of Chicago Polsky Center for Entrepreneurship and Innovation Advisory Board and the Private Equity Counsel. Mr. Spiegel holds a BSc in economics from The London School of Economics and Political Science, an MA in economics from the University of Western Ontario and an MBA from The University of Chicago.

QUALIFICATIONS
Mr. Spiegel is qualified to serve on our Board of Directors because of his experience in insurance and private equity fund management and his financial expertise, as well as his experience as a director and executive of public and private companies.

Directors with Terms That Do Not Expire at the Annual Meeting
The following provides information with respect to the remaining members of our Board of Directors, including the specific experience and attributes that the Board believes each such director brings to the Company and the Board of Directors.
David C. Benson
Director Term expires 2028
BACKGROUND
Mr. Benson has over 30 years of management and operational experience in the areas of mortgage credit, finance and capital markets. Mr. Benson has served as a senior advisor to Federal National Mortgage Association (Fannie Mae), the largest provider of mortgage credit in the United States with over $4 trillion in assets, since October 2025. From 2002 to 2024, Mr. Benson held a succession of senior executive positions with Fannie Mae. Most recently, Mr. Benson served as the president of Fannie Mae from August 2018 until his retirement in May 2024, overseeing each of Fannie Mae’s business units, single-family residential and multifamily, as well as several corporate functions, including finance, IT, operations, strategy, human resources and communications. Mr. Benson also served as Fannie Mae’s interim chief executive officer from May 2022 to December 2022. Prior to that, Mr. Benson held a range of leadership roles with Fannie Mae, including executive vice president and chief financial officer, executive vice president—capital markets, securitization & corporate strategy, and treasurer. From 1988 to 2002, Mr. Benson held various roles with Merrill Lynch & Co., Inc., including in the areas of risk management, trading, debt syndication and e-commerce. Mr. Benson currently serves as a director of Opendoor Technologies, Inc., an e-commerce platform for residential real estate transactions. Mr. Benson holds a BS in Psychobiology from the University of California, Los Angeles, an MBA from Stanford University, and an MD from Harvard Medical School.
QUALIFICATIONS Mr. Benson is qualified to serve on our Board of Directors because of his experience in the mortgage industry as well as his management experience and financial expertise.

Martin P. Connor
Director Term expires 2027
BACKGROUND
Mr. Connor has been employed by Toll Brothers, Inc., a publicly traded national homebuilder, since 2008, where he currently serves as a senior advisor. From 2010 to 2025, Mr. Connor served as the Chief Financial Officer of Toll Brothers, and prior to that as its Vice President and Assistant Chief Financial Officer. From June 2008 to December 2008, Mr. Connor was President of Marcon Advisors LLC, a finance and accounting consulting firm that he founded. From 2006 to 2008, Mr. Connor was Chief Financial Officer and Director of Operations for O’Neill Properties, a diversified commercial real estate developer in the Mid-Atlantic area. Prior to that, Mr. Connor spent over 20 years at Ernst & Young LLP, where he ultimately an Audit and Advisory Business Services Partner responsible for its real estate practice in the Philadelphia marketplace. Mr. Connor currently serves as a director of Univest Financial Corporation, a publicly traded banking and financial services provider serving customers primarily in Pennsylvania and New Jersey. Mr. Connor holds a BBA in Accountancy from the University of Notre Dame and is a Certified Public Accountant.

QUALIFICATIONS
Mr. Connor is qualified to serve on our Board of Directors because of his more than 20 years of experience as a corporate executive and his experience as a chief financial officer of a publicly traded company.

Aditya Dutt
Director Term Expires 2027
BACKGROUND
Mr. Dutt has served as a partner and the president of Aeolus Capital Management Ltd., a Bermuda-based reinsurance and insurance-linked securities (ILS) focused investment fund manager, since July 2021. Mr. Dutt previously held various roles with RenaissanceRe Ltd., a Bermuda-based reinsurance company, from 2008 to July 2020 including most recently serving as the senior vice president of RenaissanceRe Holdings Ltd., president of RenaissanceRe Underwriting Managers, Ltd. and a member of RenaissanceRe’s executive committee. Mr. Dutt’s responsibilities with RenaissanceRe included managing RenaissanceRe’s reinsurance joint ventures, and portfolio of strategic investments and leading the company’s corporate development and M&A efforts. Prior to joining RenaissanceRe, Mr. Dutt served as an executive director in Morgan Stanley’s investment banking division in New York and Hong Kong, responsible for executing strategic transactions including mergers, acquisitions, divestitures and capital-raising for the insurance and reinsurance industry. Prior to Morgan Stanley, Mr. Dutt worked at Salomon Brothers in the corporate finance and fixed income departments in Hong Kong. Mr. Dutt holds a BA in mathematics from Dartmouth College.
QUALIFICATIONS Mr. Dutt is qualified to serve on our Board of Directors because of his experience in the insurance and reinsurance industry.

Angela L. Heise
Director Term Expires 2028
BACKGROUND
Ms. Heise served as Corporate Vice President, Worldwide Public Sector of Microsoft Corporation from 2022 to 2025, having previously served as Microsoft’s Corporate Vice President for Defense and Intelligence since 2021. Ms. Heise served as the president of the civil group at Leidos Holdings, Inc., a provider of services and solutions in the defense, intelligence, civil and health markets, from 2016 to 2019, where she was responsible for providing solutions to US Cabinet-level civil agencies and major elements of the public sector across the globe. Her areas of focus include air traffic automation, energy and the environment, federal infrastructure and logistics, information technology and cybersecurity, and transportation security. Prior to her role with Leidos, Ms. Heise held a number of positions with Lockheed Martin between 1997 and 2016. Most recently, from 2015 to 2016, Ms. Heise served as vice president-commercial markets, where she was responsible for delivery of a portfolio of cybersecurity and information technology solutions and services to Global 1000 customers. Ms. Heise holds a BS in computer science from Southern Illinois University at Edwardsville.
QUALIFICATIONS Ms. Heise is qualified to serve on our Board of Directors because of her extensive experience in the areas of information technology and cybersecurity.
April Joyce
Director Term expires 2028
BACKGROUND
Ms. Joyce has over 25 years of experience in insurance and financial services in the United States, London and Bermuda. From 2021 to 2023, Ms. Joyce served as the chief executive officer and director of Beat Capital Partners Americas, a subsidiary of Beat Capital Partners Limited, establishing Beat’s U.S. platform, capacity, and initial managing general agent relationships. Prior to that, between 2004 and 2021, she held senior roles with Global Atlantic Financial Group, a global financial services company, formerly the Goldman Sachs Reinsurance Group, including most recently as a managing director and its chief culture officer. She also served as Global Atlantic’s co-head of operations and co-CEO of Global Atlantic Re in Bermuda. Ms. Joyce began her career as an analyst at Goldman Sachs in New York in 1999. She also serves as a member of the board of directors of Symetra Financial Corporation, Merio Insurance Limited and Cedar Trace Advisors Limited. Ms. Joyce holds a BS in management from Case Western Reserve University.
QUALIFICATIONS Ms. Joyce is qualified to serve on our Board of Directors because of her extensive experience in the areas of insurance and reinsurance.

Henna Karna
Director Term Expires 2027
BACKGROUND
Dr. Karna has more than 25 years of experience leading digital, data and analytics innovation across the high-tech, consumer packaged goods, risk management and insurance industries. From 2020 to 2023, Dr. Karna served as the global general manager of industry solutions for insurance, reinsurance and risk management at high-tech firm Google (Alphabet Inc.). From 2017 to 2020, Dr. Karna served as executive vice president and global chief data officer of AXA XL, the property and casualty, specialty risk, risk management and reinsurance subsidiary of AXA, a global insurance company. Prior to that, Dr. Karna served from 2015 to 2016 as a managing director and the global actuarial chief information officer of American International Group, Inc. (AIG), a multinational finance and insurance corporation, and held various roles with Verisk Analytics, Inc., a data and analytics and risk management firm, from 2009 to 2015, including most recently serving as the president of its Verisk Digital Services business unit. Outside of the insurance industry, Dr. Karna has also worked in the fields of artificial intelligence and genetic algorithms for Affinnova Inc., the NSA, and GTE Government Systems. Dr. Karna currently serves as a director of Hamilton Insurance Ltd., a Bermuda-based specialty insurance and reinsurance company. Dr. Karna is a Harvard Fellow focused on AI in the workplace, and holds an MBA from the Massachusetts Institute of Technology, PhD and masters degrees from the University of Massachusetts, and a BS in mathematical sciences from Worcester Polytechnic Institute.
QUALIFICATIONS Dr. Karna is qualified to serve on our Board of Directors because of her extensive experience in the areas of insurance and data analytics.
Roy J. Kasmar
Director Term Expires 2027
BACKGROUND
Mr. Kasmar is currently the president of Kazmar Co. LLC, which provides advisory services to the mortgage and mortgage insurance industry. Mr. Kasmar has over 30 years of experience in the mortgage and mortgage insurance industry. Prior to forming Kazmar Co. LLC, Mr. Kasmar served as the president of Radian Group Inc. and Radian Guaranty Inc., a private mortgage insurer, from 1999 to 2007. Prior to joining Radian, Mr. Kasmar served as the president and chief operating officer of Amerin Guaranty Corporation, a mortgage insurer, from 1996 to 1999. Additionally, Mr. Kasmar has held senior management positions with Prudential Home Mortgage, First Boston Capital Group and Chase Home Mortgage. Mr. Kasmar holds a BS in economics and business administration from Drury College and an MBA in finance from Fairleigh Dickinson University.

QUALIFICATIONS
Mr. Kasmar is qualified to serve on our Board of Directors because of his experience in the mortgage and mortgage insurance industries, including his prior role as president of Radian Group Inc. and Radian Guaranty Inc.

The Board of Directors and its Committees
Role of the Board
Governance is a continuing focus at the Company, starting with our Board of Directors and extending to management and all employees. The Board reviews the Company’s policies and business strategies and advises and counsels our CEO and other executive officers who manage the Company’s business. In addition, we solicit feedback from our shareholders and engage in discussions with various stakeholders on governance and executive compensation issues.
Our Board of Directors met four times during 2025. Each incumbent director attended at least 75% of the aggregate meetings of our Board of Directors held during 2025 and the meetings held by all Board committees on which he or she served. Although we do not have a policy regarding the attendance of our Board members at our annual general meetings of shareholders, we encourage all directors to attend our annual general meetings of shareholders.
Our non-employee and independent directors also hold regular meetings without our management being present. Our non-employee and independent directors held four such meetings in 2025.
Board Leadership Structure
Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of our Board of Directors, as our Board of Directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our Board of Directors.
Both the Chairman of the Board of Directors and Chief Executive Officer positions are currently held by Mr. Casale. Pursuant to our Corporate Governance Guidelines, in the event that the role of chairman is held by a member of our management, the independent members of our Board of Directors may designate one independent director to serve as the lead independent director. Mr. Spiegel currently serves as our lead independent director. Under the terms of our Corporate Governance Guidelines, the lead independent director has broad responsibility and authority, including:
•
organizing and presiding over all meetings of our Board of Directors at which the chairman is not present, including all executive sessions of our non-employee and independent directors;

•
serving as the liaison between the chairman and the non-employee directors;

•
overseeing the information sent to our Board of Directors by management;

•
approving meeting agendas and schedules for our Board of Directors;

•
facilitating communication between our Board of Directors and management; and

•
performing such other duties as requested by our Board of Directors.

We believe that having Mr. Casale serve as both our Chief Executive Officer and the Chairman of our Board of Directors, along with a lead independent director, is in the best interests of the Company and our shareholders at this time.
A number of factors support the leadership structure chosen by our Board, including, among others:
•
Mr. Casale has extensive knowledge of all aspects of us and our business and risks, our industry and our customers, is intimately involved in our day-to-day operations and is best positioned to elevate the most critical business issues for consideration by our Board of Directors;

•
our Board of Directors believes that having Mr. Casale serve in both capacities allows him to more effectively execute our strategic initiatives and business plans and confront our challenges;

•
the combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors and the independent leadership provided by our lead independent director and independent committee chairs; and

•
our Board of Directors believes that the appointment of a strong lead independent director and the use of regular executive sessions of the non-employee directors, along with the Board’s strong committee system and all directors being independent except for Mr. Casale, allow it to maintain effective oversight of management.

Determination of Director Independence
Our Board of Directors has considered whether our directors qualify as “independent” directors in accordance with NYSE listing requirements. The NYSE independence definition include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.
In its assessment of director independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any director or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for the purposes of each of the Audit Committee, Compensation Committee and Nominating, Governance and Corporate Responsibility Committee. Furthermore, in its assessment of a director’s independence for service on the Compensation Committee, our Board considers all factors that the Board believes specifically relevant to determining whether the director has a relationship which is material to such director’s ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such director.
Based upon these standards, our Board of Directors has determined that only Mr. Casale is not considered to be independent, as he is a current employee of the Company. In making this determination, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Board Committees and their Roles
Our Board of Directors maintains standing Audit, Compensation, Nominating, Governance and Corporate Responsibility, Risk, and Technology, Innovation and Operations Committees. Each committee has a charter that, among other things, reflects what we believe to be the best current practices in corporate governance.
The table below provides 2025 membership and meeting information for each of the Board’s committees. Martin P. Connor was appointed to the Board of Directors in February 2026 and currently does not serve on any Board committees.
	COMMITTEE
NAME	AUDIT	COMPENSATION	NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY	RISK	TECHNOLOGY, INNOVATION AND OPERATIONS
Mark A. Casale
David C. Benson(1)
Aditya Dutt(2)
Robert Glanville(3)
Angela L. Heise
April Joyce
Henna Karna
Roy J. Kasmar
Allan Levine(3)
Douglas J. Pauls(4)
William Spiegel(5)
Meetings in 2025	4	4	4	2	2
Chair	Member

(1)
Since May 2025, upon election to the Board of Directors at the 2025 Annual Meeting.

(2)
Served on the Risk Committee through May 2025; served on the Compensation Committee and the Nominating, Governance and Corporate Responsibility Committee since May 2025.

(3)
Through May 2025, when he did not seek reelection to the Board of Directors at the 2025 Annual Meeting.

(4)
Served on the Technology, Innovation and Operations Committee through May 2025.

(5)
Served as the chairperson of the Compensation Committee since May 2025 (and as a member of the Compensation Committee for all of 2025).

Audit Committee
Committee Chair: Douglas J. Pauls Additional Members: David C. Benson Aditya Dutt
Key Responsibilities:
•
Overseeing our financial reporting and other internal control processes.

•
Reviewing our financial statements.

•
Overseeing processes for monitoring the independent auditors’ qualifications, independence and compensation.

•
Overseeing the implementation of new accounting standards.

•
Communicating with the independent auditors on matters relating to the conduct of the audit and on critical audit matters expected to be described in the independent auditors’ report.

•
Assessing the performance of our internal audit function and independent auditors.

•
Ensuring our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

Our Board of Directors has determined that all of the members of the Audit Committee are independent, and meet the requirements for financial literacy, under applicable rules and regulations of the Securities and Exchange Commission (SEC) and the NYSE. Our Board of Directors has determined that each of Messrs. Pauls and Glanville is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.
The Audit Committee met four times during 2025.

Compensation Committee
Committee Chair: William Spiegel Additional Members: Aditya Dutt Douglas J. Pauls
Key Responsibilities:
•
Determining the compensation of our executive officers and directors.

•
Reviewing our executive compensation policies and plans.

•
Administering and implementing our equity compensation plans.

•
Preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

•
Coordinating the Company’s succession planning efforts for its chief executive officer and other senior executives.

•
Overseeing the “social” aspects of our sustainability programs.

Our Board of Directors has determined that all of the members of the Compensation Committee are independent under applicable rules and regulations of the SEC and the NYSE.
The Compensation Committee met four times during 2025.

Nominating, Governance and Corporate Responsibility Committee
Committee Chair: William Spiegel Additional Members: Aditya Dutt Douglas J. Pauls
Key Responsibilities:
•
Reviewing Board structure, composition and practices.

•
Making recommendations on these matters to our Board of Directors.

•
Reviewing, soliciting and making recommendations to our Board of Directors and shareholders with respect to candidates for election to the Board of Directors.

•
Overseeing our Board of Directors’ performance and self-evaluation process.

•
Developing and reviewing a set of corporate governance principles for the Company.

•
Overseeing the “governance” and “environmental” aspects of our sustainability programs.

Our Board of Directors has determined that all of the members of the Nominating, Governance and Corporate Responsibility Committee are independent under applicable rules and regulations of the SEC and the NYSE.
The Nominating, Governance and Corporate Responsibility Committee met four times during 2025.

Risk Committee
Committee Chair: Roy J. Kasmar Additional Members: David C. Benson April Joyce
Key Responsibilities:
•
Assisting with the oversight of key risks that we face.

•
Overseeing management’s identification, mitigation and monitoring of the Company’s material risks and exposures, current activities and products.

•
Reviewing management’s processes for monitoring and aggregating risks across the Company.

•
Overseeing compliance with material guidelines, policies and procedures governing the process by which management assesses and manages the Company’s material risks and exposures.

•
Overseeing the implementation, execution and performance of the Company’s enterprise risk management program.

•
Reviewing the Company’s capital management strategy and investment policy and investing activities.

The Risk Committee met two times during 2025.

Technology, Innovation and Operations Committee
Committee Chair: Angela L. Heise Additional Members: April Joyce Henna Karna Roy J. Kasmar
Key Responsibilities:
•
Ensuring that our technology programs support our business objectives and strategies, and provide for appropriate data security and data privacy.

•
Identifying technology-related risks that could have a significant impact on our operations and pursuit of our long-term strategic goals.

•
Advising our senior technology and operations management teams.

•
Advising us on technology, innovation, data security and data privacy, and operations-related matters.

The Technology, Innovation and Operations Committee met two times during 2025.

Corporate Governance
Our Board of Directors and management have a strong commitment to effective corporate governance. We believe that we maintain a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the SEC, the NYSE, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics includes information regarding procedures established by the Audit Committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our directors, executives and employees, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics will be included in a current report on Form 8-K within four days of the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the NYSE.
Our Audit Committee, on behalf of itself and our other non-employee directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. In addition, our Audit Committee has established procedures pertaining to receiving, retaining, and treating complaints received regarding accounting, internal accounting controls, or auditing matters, and with respect to the confidential, anonymous submission by our employees of concerns regarding, among other things, questionable accounting or auditing matters. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone through various internal and external mechanisms as provided on our internal website. Additional procedures by which internal communications may be made are provided to each employee.
Our Code of Business Conduct and Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
Succession Planning
Our Board of Directors, primarily through the Compensation Committee, assesses succession planning for management and leadership, with a primary focus on succession in the event of the unexpected incapacity of our Chairman of the Board of Directors, Chief Executive Officer and President. Our Corporate Governance Guidelines provide that our Chairman of the Board of Directors, Chief Executive Officer and President should at all times make available to our Board, on a confidential basis, his recommendations and evaluations of potential successors.
Share Ownership Guidelines
Both our non-employee directors as well as our senior executives (which we define as our Chief Executive Officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service.
Each director and senior executive is required to own a minimum number of our common shares with an aggregate value equal to the following (or such lesser amount as the director or senior executive may have been granted to date):
POSITION	MINIMUM VALUE OF COMMON SHARES HELD
Director	Five times annual cash compensation
Chief Executive Officer	Six times annual base salary
Other Senior Executives	Two times annual base salary

Furthermore, each director and senior executive must hold at least 50% of the common shares that we issue to that individual until he or she satisfies the applicable share ownership threshold, less any shares used to satisfy tax obligations arising from receiving common shares from us.
For the purposes of our share ownership guidelines, restricted common shares and restricted common share units subject to time-based vesting are treated as shares held by a director or senior executive. However, unvested performance-based restricted common shares and restricted common shares units are not treated as being owned until they are earned and vested.
Our non-employee directors and executive officers are also subject to our insider trading policy, which prohibits transactions in our securities outside of “window” periods (except pursuant to previously adopted, approved Rule 10b5-1 plans), including short sales on our shares, or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to our equity.
Our Compensation Committee retains discretion to waive non-compliance with our share ownership guidelines in light of an individual director’s particular facts and circumstances from time to time.
As of December 31, 2025, our Chief Executive Officer, each of our senior executives and each member of our Board of Directors have met the applicable share ownership guidelines. Our directors are expected to satisfy their share ownership guidelines through their annual equity compensation grants in respect of their Board service.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
No Hedging Policy
Members of our Board of Directors, our executives and all other Company employees are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.
Clawback Policy
We have adopted an NYSE-compliant clawback policy which provides that we will promptly recover the amount of erroneously granted or paid incentive-based compensation from covered executives in the event that we are required to restate our financial statements due to material non-compliance with any financial reporting requirement under U.S. federal securities laws.
Compensation Committee Interlocks and Insider Participation
Aditya Dutt, Allan Levine, Douglas J. Pauls and William Spiegel served as the members of our Compensation Committee during 2025. No member of our Compensation Committee is an officer or employee of our Company. None of our executive officers serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Availability of Committee Charters; Corporate Governance Guidelines; and Code of Business Conduct and Ethics
A copy of each of our Board committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics is published on our website at www.essentgroup.com. Our Bye-laws are filed with the SEC and can be found on the SEC’s website at www.sec.gov. Each of these documents is available in print to any shareholder upon request by writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our Board of Directors regularly reviews corporate governance developments and modifies our committee charters and key practices and policies as our Board believes to be warranted.
Communications with our Board of Directors and Non-Employee Directors
Any shareholder or other interested party that desires to communicate directly with our Board of Directors, any committee of the Board of Directors or our non-employee directors as a group may do so by addressing the communication in care of our Secretary at

Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda with a request to forward the communication to the intended recipient. The Secretary’s office opens all such correspondence and forwards it to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.
Board of Directors’ Role in Risk Oversight
Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees of the Board that report on their deliberations to the full Board. The oversight responsibility of our Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our Board of Directors and its committees oversee risks associated with their respective principal areas of focus, as summarized below.
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosures, compliance, internal control over financial reporting, financial policies and credit and liquidity matters and our enterprise risk management program.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans, and leadership and succession planning.
Nominating, Governance and Corporate Responsibility Committee	Risks and exposures associated with corporate governance and sustainability.
Risk Committee	Risks associated with insurance and investment portfolios and investment guidelines, including credit, underwriting, pricing risk, market risk and liquidity risk.
Technology, Innovation and Operations Committee	Risks and exposures related to technology, innovation, cyber and data security and privacy, and operations-related matters.
We maintain an internal disclosure committee consisting of certain members of our executive management and senior employees. The disclosure committee meets at least quarterly to bring together representatives from our core business functions and employees involved in the preparation of our financial statements so that the group may discuss any issues of which the members are aware that should be considered for disclosure in our public SEC filings. The disclosure committee reports to our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer.
Director Compensation
The Compensation Committee reviews and establishes the compensation of our non-employee directors. Our director compensation program is designed to compensate our non-employee directors for their service to the Company and the level of responsibility they have assumed in today’s corporate governance environment.
Our Compensation Committee retains the services of an independent compensation consultant, Korn Ferry, to review our non-employee director compensation program in comparison with market data. Each year the Compensation Committee, based on information provided by the independent compensation consultant, reviews the total annual compensation of the non-employee directors, with a goal of positioning director compensation at the median of our peer group at that time (for additional information regarding our peer group see below under “Executives and Executive Compensation—Compensation Discussion and Analysis—Peer Group Composition” on page 33). In November 2025, the Compensation Committee instructed Korn Ferry to re-evaluate the compensation that we pay to our Board of Directors. Based on information provided by Korn Ferry, the Compensation Committee did not elect to make any changes to our non-employee director compensation program, which was last updated effective January 1, 2024.

The compensation arrangements for the non-employee directors of the Board for 2025 is described below. Mr. Casale, the Chairman of the Board of Directors and our President and Chief Executive Officer, does not receive additional compensation for serving as a member of our Board of Directors.

Annual Cash Retainer	$150,000
Additional Annual Cash Retainer for Board Committee Chairpersons:
Audit Committee	$30,000
Compensation Committee	$25,000
Nominating, Governance and Corporate Responsibility Committee	$20,000
Technology, Innovation and Operations Committee	$25,000
Risk Committee	$25,000
Additional Annual Cash Retainer for Lead Independent Director	$30,000
Annual Equity Award(1)	$150,000

(1)
Award delivered in the form of restricted common share units granted under the Essent Group Ltd. 2013 Long-Term Incentive Plan, or 2013 Plan, on the date of our annual general meeting of shareholders, that vests on the first anniversary of the grant date. If a non-employee director joins our Board of Directors after the grant date for the annual equity award, such director will receive a prorated award based on the date that he or she joined our Board.

Our non-employee directors are required to maintain certain ownership levels of our common shares during their service as described above on page 23.
The following table sets forth compensation earned by our non-employee directors during the year ended December 31, 2025:
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
David C. Benson(3)	62,500	150,004	—	—	—	2,402	214,906
Aditya Dutt	150,000	150,004	—	—	—	3,282	303,286
Robert Glanville(3)	87,500	—	—	—	—	881	88,381
Angela L. Heise	175,000	150,004	—	—	—	3,282	328,286
April Joyce(3)	62,500	150,004	—	—	—	2,402	214,906
Henna Karna	150,000	150,004	—	—	—	3,282	303,286
Roy J. Kasmar	175,000	150,004	—	—	—	3,282	328,286
Allan Levine(3)	102,084	—	—	—	—	881	102,965
Douglas J. Pauls	180,000	150,004	—	—	—	3,282	333,286
William Spiegel	210,416	150,004	—	—	—	3,282	363,702

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted common share units granted in 2025 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. On May 7, 2025, each of our continuing non-employee directors serving as of that date received 2,569 restricted share units in respect of their Board service through our 2026 Annual General Meeting of Shareholders.

(2)
Represents the value of dividend equivalent rights credited in respect of then outstanding unvested restricted common share unit awards pursuant to the terms of the applicable award agreements in connection with the payments of our quarterly dividends in the amount of $0.31 per share on each of March 24, 2025, June 10, 2025, September 10, 2025, and December 10, 2025. The March 24, 2025 dividend equivalent rights were credited to the then unvested 2,800 restricted share units granted on May 1, 2024, and the subsequent quarterly dividends were credited to the restricted share units granted on May 7, 2025.

(3)
Each of Mr. Glanville and Mr. Levine retired from our Board effective May 7, 2025, and Mr. Benson and Ms. Joyce were elected to our Board on the same day at the 2025 Annual General Meeting of Shareholders. The fees paid to each such director reflects such partial year of service.

Executives and Executive Compensation
Current Executive Officers
The following are biographical summaries of our executive officers, except for Mr. Casale, whose biography is included in the section entitled “The Board of Directors and its Committees—Information Concerning Directors and Director Nominees” above. Our executive officers are appointed by our Board of Directors and serve until their successors have been duly appointed and qualified or his or her earlier resignation or removal.
Christopher G. Curran
President – Essent Guaranty, Inc. since January 2022 (served as Senior Vice President, Corporate Development from 2011 – 2021) Age 61
BACKGROUND
Mr. Curran has more than 25 years of mortgage insurance, mortgage banking and financial services experience in the areas of operations, financial management, pricing, secondary marketing, capital markets, investor relations and corporate development. Prior to joining Essent, Mr. Curran served as senior vice president of pricing and operations for another mortgage insurer and held leadership positions with JP Morgan Chase and Advanta Corp. He began his career as a certified public accountant with Arthur Andersen LLP, specializing in financial services and securitization. Mr. Curran holds a BS in accounting from LaSalle University.

Mary L. Gibbons
Senior Vice President, Chief Legal Officer and Assistant Secretary since 2008 Age 64
BACKGROUND
Ms. Gibbons has more than 25 years of experience in the mortgage industry. From 2003 to 2008, Ms. Gibbons served as chief legal officer of Wilmington Finance, Inc., a mortgage lender. Ms. Gibbons began her career at the U.S. Bankruptcy Court and White and Williams LLP, a law firm. Ms. Gibbons’ mortgage-related experience includes senior roles at ContiMortgage Corp. and Advanta Mortgage Corp. Ms. Gibbons holds a BS in marketing from St. Joseph’s University and a JD from The Delaware Law School.

Vijay Bhasin
Senior Vice President and Chief Risk Officer since 2009 Age 61
BACKGROUND
Dr. Bhasin has significant mortgage finance industry expertise, including multiple senior management positions specializing in mortgage risk. From 2006 to 2008, Dr. Bhasin served as a managing director of Countrywide Financial Corporation and Bank of America, with responsibility for economic capital assessment, asset liability management, counterparty credit risk measurement and structured credit analytics. Earlier in his career, Dr. Bhasin held management positions with the Federal Home Loan Mortgage Corporation (Freddie Mac), including serving as vice president overseeing development and implementation of a variety of mortgage credit and prepayment models. He has also held research positions with the Federal National Mortgage Association (Fannie Mae) and the Board of Governors of the Federal Reserve System. Dr. Bhasin holds a BS in mechanical engineering from the National Institute of Technology, Kurukshetra, India, an MBA in finance and marketing from Southern Illinois University, and a PhD in finance from Indiana University, Bloomington.

David B. Weinstock
Senior Vice President and Chief Financial Officer since 2023 (served as Vice President and Chief Accounting Officer from 2009 – 2023) Age 61
BACKGROUND
Mr. Weinstock has over 25 years of experience in the areas of finance, accounting and controls. Between 1998 and 2009, Mr. Weinstock held a series of senior management positions at Advanta Corp., including serving as its chief accounting officer and vice president of investor relations. Prior to joining Advanta, Mr. Weinstock was a senior manager at Arthur Andersen LLP. Mr. Weinstock holds a BS in accounting from The Pennsylvania State University and is a certified public accountant.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the Company’s named executive officers (“NEOs”) and provides a detailed description of those programs. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.
This discussion focuses on the compensation provided to the Company’s NEOs during 2025, who were:
NAME	TITLE
Mark A. Casale	Chairman of the Board of Directors, President and Chief Executive Officer
Christopher G. Curran	President, Essent Guaranty, Inc.
Mary L. Gibbons	Senior Vice President, Chief Legal Officer and Assistant Secretary
Vijay Bhasin	Senior Vice President and Chief Risk Officer
David B. Weinstock	Senior Vice President and Chief Financial Officer

Executive Summary
As discussed above starting on page 2 under “Proxy Statement Summary—2025 Financial Highlights”, Essent continued to deliver strong financial results in 2025. In 2025, we earned $690.0 million, or $6.90 per diluted share, and generated a 12.1% return on average equity. We ended the year with a robust capital position, including GAAP equity of $5.8 billion, a PMIERs sufficiency ratio of 169%, and 98% of mortgage insurance in force (IIF) subject to some form of reinsurance.
Our Mortgage Insurance (MI) segment continues to be the primary driver of Essent’s financial performance. Despite a challenging origination environment marked by elevated interest rates and home prices, our credit quality remains exceptionally strong. In 2025, we wrote $46.6 billion of new insurance written (NIW) with a weighted average FICO score of 754, and we ended the year with $248.4 billion of IIF, representing approximately 2% year over year growth. Our portfolio default rate was 2.50% at year-end, reflecting normal seasonality and the continued aging of our high-quality insured portfolio.

Our reinsurance platform, Essent Re, continues to generate attractive returns through profitable GSE risk-share transactions and by providing advisory services to reinsurer clients through Essent Agency. In addition, Essent Re serves as a vehicle for capital efficiency, tax optimization, and potential long-term diversification.
Our title insurance operations made meaningful progress in 2025 as we continued to strengthen operational capabilities and pursue new avenues for growth. We advanced the development of our new transaction management system, which will modernize our platform and is scheduled for full production readiness by year end 2026. We also continued to leverage our lender relationships and deepen collaboration between the MI and title sales teams, positioning our title insurance operations to benefit as purchase and refinance market volume ultimately normalizes.
Essent’s strong capital position and liquidity provide flexibility to support both investments in our business and returning capital to our shareholders. In 2025, we returned approximately $700 million to shareholders and ended the year with $1.3 billion of cash and investments at the holding companies. During the year, we repurchased 9.9 million shares for $576 million, retiring nearly 10% of shares outstanding at year end 2024, at an average price equal to 97% of year end 2025 book value per share. In February 2026, we announced a 13% increase in our quarterly dividend to $0.35 per share, reflecting confidence in the durability and stability of our cash flows.
We continue to believe that long-term success is best measured by growth in book value per share. Since our IPO, Essent has delivered compound annual growth in book value per share of approximately 18%, a result of disciplined capital allocation and consistent operating performance. With a strong foundation, a disciplined strategy, and a clear focus on value creation, we are confident in Essent’s ability to continue fulfilling our mission of supporting affordable and sustainable homeownership and delivering long-term returns for our shareholders.
Essent’s 2025 Performance
Diluted Earnings Per Share	• $6.90 per share for the year ended December 31, 2025.
Insurance-in-Force	• Insurance in force of our mortgage insurance portfolio grew by 2.2% in 2025, to $248.4 billion, due in large part to 12-month persistency of 85.7% as of the end of 2025.
Group Unit Economics	• 14.6% for new business written in 2025.
Bermuda-Based Reinsurance Business
•
Reinsurance segment generated $89.6 million in revenue from third-party business for the year ended December 31, 2025.

•
Entered the Lloyd’s of London market through quota share reinsurance agreements supported by Funds at Lloyd’s, providing exposure to a well-diversified property and casualty (P&C) portfolio.

Risk Mitigation	• Entered into quota share and excess of loss reinsurance agreements with panels of third-party reinsurers covering mortgage insurance policies written in 2025, 2026 and 2027.
Other Highlights
•
Moodys upgraded the financial strength ratings of Essent Guaranty to A2 from A3 and the senior unsecured debt rating of Essent Group to Baa2 from Baa3.

•
Returned $576 million of capital to shareholders through share repurchases in 2025.

•
Paid quarterly dividends of $0.31 in 2025 (increased to $0.35 in March 2026).

Executive Compensation Highlights
Consistent with our emphasis on performance-based compensation (see “—Compensation Philosophy” below), the actual incentive compensation paid to our named executive officers for 2025 was above target. The Compensation Committee of our Board of Directors, which we refer to as the “Compensation Committee” or the “Committee” in this CD&A, awarded each of our named executive officers above-target incentive compensation under our annual bonus plan for 2025 representing 175%, 150%, 125%, 150% and 165% of the annual incentive compensation targets for Messrs. Casale, Curran, Bhasin and Weinstock and Ms. Gibbons, respectively.
The Compensation Committee, with the assistance of its independent compensation consultant, Korn Ferry, engages in an ongoing review of our executive compensation program to determine that it supports the competitive compensation philosophy established by the Committee and ultimately serves the interests of our shareholders. For 2025, the Committee followed a similar process that it has used in prior years:
•
Process used for compensation determinations.   The Committee reviewed external market data presented by its independent compensation consultant to aid it in setting market-based compensation levels. The committee also considered individual and Company performance, skill sets, experience, leadership, growth potential, and other business needs as well as current best practices and developments when making compensation decisions.

•
Total target cash compensation.   Total target cash compensation for 2025 was targeted between the 25th and 50th percentiles of our peer group (see “—Compensation Objectives and Principles” on page 34 for additional information).

•
Annual equity compensation.   We continued to make annual long-term equity incentive grants to our Chief Executive Officer and other named executive officers.

In November 2025, the Compensation Committee adjusted Mr. Weinstock’s annual compensation as follows to better align his compensation with executives serving similar roles with our peer group companies:
•
Mr. Weinstock’s annual base salary was increased to $500,000 effective January 1, 2026; and

•
the target annual long-term equity incentive award for Mr. Weinstock was increased to 200% of his annual base salary, with 50% of such award being subject to performance- and time-based vesting and 50% of such award being subject to time-based vesting over a three-year period.

Based on our financial results for the year ended December 31, 2025 and the relative total shareholder return of our stock in comparison to the S&P 1500 Financial Services Index, the Compensation Committee certified in February 2026 that the performance targets for the three-year performance period commencing January 1, 2023 had been achieved at the 193% level.
In February 2026, the Compensation Committee determined to target the 50th percentile, or median, of our peer group in future determinations of cash compensation for our senior executives, including our named executive officers. The Committee also approved changes to our peer group to reflect our expanding focus on our reinsurance operating segment.
Advisory Vote on Compensation
At our 2025 Annual General Meeting of Shareholders, our “say on pay” proposal resulted in a favorable vote from approximately 95.7% of the shares cast. We take alignment between shareholders and management very seriously, as evidenced by a long track record of strong shareholder support of our say on pay votes. The Compensation Committee will continue to work to ensure that our executive officers’ interests are aligned with our shareholders’ interests to support long-term value creation and to continue to strengthen the Company.
Executive Compensation Best Practices
We maintain strong compensation governance practices that we believe support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of “best practices” with respect to executive compensation, including:
	WHAT WE DO		WHAT WE DON’T DO
✓	A significant portion of target annual compensation for our named executive officers is “at-risk” compensation, including performance-based incentive and long-term equity-based awards.	✘	No significant perquisites.
✓	Maintain robust share ownership guidelines.	✘	No special retirement plans for our named executive officers.
✓	Double-trigger equity vesting in respect of time-based restricted common shares upon a change in control.	✘	No re-pricing of stock options without shareholder approval.
✓	Prohibit employees from hedging the value of our common shares.	✘	No tax gross-ups on excise taxes.
✓	Retain an independent compensation consultant to review our executive compensation program and practices.	✘	No dividends or dividend equivalents are paid in respect of unearned performance-based restricted common shares.
✓	Engage with our shareholders.
✓	Design our executive compensation programs to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.
✓	NYSE-compliance clawback policy in the event of a financial restatement.
Compensation Philosophy
Our compensation philosophy centers upon:
•
attracting and retaining industry-leading talent to maximize shareholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry;

•
emphasizing performance-based compensation that appropriately rewards our executives for delivering financial, operational and strategic results that meet or exceed pre-established goals, as reflected in our performance-based annual incentive program as well as through the use of restricted common shares subject to performance-based vesting in our long-term incentive program;

•
rewarding individual performance and contribution to our success; and

•
aligning the interests of our executives with those of our shareholders and the long-term interests of the Company through equity ownership requirements and grants of equity-based awards.

Compensation Committee—Role and Permitted Members
The Compensation Committee oversees the compensation and benefit programs of our executive officers, including each of our named executive officers. The Committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development, and retention of executive talent and leadership required to achieve our business objectives. The responsibilities of the Compensation Committee include:
•
approving the goals and objectives relating to our Chief Executive Officer’s compensation, evaluating the performance of our Chief Executive Officer in light of such goals and objectives, and setting the compensation of our Chief Executive Officer based on this evaluation;

•
approving the salaries and annual incentive awards of each of our other named executive officers, taking into account the recommendation of our Chief Executive Officer and such other information as the Compensation Committee believes is appropriate;

•
administering our equity incentive plans, including authorizing grants of restricted common shares, restricted common share units, performance units, options and other equity-based awards under these plans;

•
retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of director and executive compensation (with sole authority to approve any such consultant’s fees and other terms of engagement); and

•
assessing the appropriate structure and amount of compensation for our directors.

The Compensation Committee is made up entirely of “independent” directors, consistent with the current listing standards of the NYSE. Each member of the Committee also qualifies as a “non-employee director” as defined under Section 16 of the Securities Exchange Act of 1934.
Role of Management and the Chief Executive Officer in Compensation Decisions
The Compensation Committee strongly believes in aligning the interests of our named executive officers and other executives with those of our shareholders through an executive compensation program designed with input from our Chief Executive Officer who is in regular dialogue with the Committee and, as appropriate, the Committee’s independent compensation consultant, regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executive talent. To that end, our management team analyzes, with assistance from the Committee’s independent compensation consultant, trends and may recommend improvements to the compensation programs.
Our Compensation Committee seeks the views of our Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Casale, the Chairman of our Board of Directors and our Chief Executive Officer, oversees the development of corporate and individual goals for purposes of annual and long-term compensation of each of our named executive officers (other than himself). These goals are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. The Compensation Committee reviews these goals with Mr. Casale, adopts revisions it deems appropriate and determines the final goals for annual and long-term compensation.
Following the end of each year, Mr. Casale reviews with the Compensation Committee the achievement of corporate, business unit/regional and individual goals and the performance of each named executive officer (other than himself), and presents his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus, and long-term equity awards for our named executive officers (other than his own) to ensure alignment of shareholder interests with each executive’s goals as well as to reward the executive for their performance. Although the Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for our named executive officers are made by the Committee. With respect to the non-quantitative performance measures applicable to our named executive officers other than Mr. Casale, the Compensation Committee relies heavily on the views of Mr. Casale. As our Chief Executive Officer, Mr. Casale oversees the day-to-day performance of the other named executive officers. As such, our Compensation Committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.
Independent Compensation Advisor
The Compensation Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of the Company’s management. The Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. The Compensation Committee continued to retain Korn Ferry as its independent compensation consultant through 2025. Korn Ferry reports directly to, and is directly accountable to, the Committee, and the Committee has the sole authority to retain, terminate, and obtain the advice of Korn Ferry at the Company’s expense. The Compensation Committee has retained Korn Ferry as its consultant because of its expertise and reputation and the fact that Korn Ferry has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. The Compensation Committee partnered with Korn Ferry throughout 2025 on various executive compensation matters, including a review of the Company’s compensation programs. The Committee, with the assistance of its independent compensation consultant, monitors market compensation practices and developments, as well as the appropriateness of the various components of the executive pay program, as our business progresses and evolves with anticipated growth and changing market conditions.
The Compensation Committee annually assesses the independence of Korn Ferry pursuant to the rules of the SEC and the listing standards of the NYSE rules. In performing the annual independence assessment, the Committee considers various factors bearing on adviser independence, including the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm’s total revenues, the adviser’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact the adviser’s independence. Pursuant to SEC and NYSE rules, the Committee assessed the independence of Korn Ferry and determined that Korn Ferry’s work for the Committee has not raised any conflicts of interest. During 2025, we paid Korn Ferry approximately $122,607 in fees for its services to the Compensation Committee relating to executive and director compensation.
Peer Group Composition
In making compensation decisions, the Compensation Committee considers competitive market data presented by its independent compensation consultant, including data derived from a peer group of companies approved by the Committee.
In selecting peers, the Compensation Committee seeks to maintain consistency from year to year, to the extent appropriate, and the Compensation Committee’s intention is to update its peer group every other year (other than for events potentially calling for the immediate elimination of a peer group member, such as a merger, acquisition, or bankruptcy of a peer group member). The Compensation Committee selected the members of this peer group based on the consideration of the size (measured by revenue, market capitalization and profitability), industry, the organizational complexity of each company, the companies that we compete with for experienced executives, and the recommendations of its independent compensation consultant.
The Compensation Committee elected to use the following peer group for purposes of evaluating compensation for 2025, consisting of 15 publicly traded companies:

•
Arch Capital Group Ltd.

•
Assured Guaranty Corporation

•
Enact Holdings, Inc.

•
Fidelity National Financial Inc.

•
First American Financial Corp.

•
MGIC Investment Corp.

•
Mr. Cooper Group Inc.

•
Old Republic International Corporation

•
OneMain Holding, Inc.

•
NMI Holdings, Inc.

•
PennyMac Financial Services, Inc.

•
Radian Group Inc.

•
RenaissanceRe Holdings Ltd.

•
Stewart Information Services Corp.

•
W. R. Berkley Corp.

In February 2026, the Committee elected to make the following changes to the peer group:
•
The following companies were removed from the peer group due to the lack of alignment from a business product and/or size perspective with Essent’s mortgage insurance and reinsurance operating business segments:

•
Fidelity National Financial Inc. and Stewart Information Services Corp., because each of these companies operate primarily in the title insurance sector, which carries very different business and underwriting dynamics than mortgage insurance.

•
One Main Financial Holdings, Inc., because it is a consumer lender focused on originating and/or servicing personal installment loans with a credit risk profile materially different than Essent’s core mortgage insurance business.

•
W.R. Berkley Corp., because it is a specialty insurer which does not materially focus on mortgage insurance or housing credit risk.

•
The following companies were added to the peer group to reflect the talent market within which Essent competes for executives:

•
Assurant Inc., a global provider of housing and specialty risk management products with insurance economics.

•
Axis Capital Holdings Limited, a global specialty property and casualty insurer with a more comparable financial profile to us than W.R. Berkley.

•
Cincinnati Financial Corporation, a midsize property and casualty insurer with an actuarial and underwriting profitability model similar to Essent.

•
Selective Insurance Group, Inc., a size-appropriate regional insurer writing lines of business that are sensitive to economic and housing trends.

The Compensation Committee believes that this revised peer group best represents where we would find the talent necessary to operate Essent, both at its present levels of revenue and operations as well as to drive our future growth.
Compensation Objectives and Principles
The Compensation Committee believes that the establishment and maintenance of a competitive executive compensation program is in the best interests of our shareholders. Consistent with our compensation philosophy, the executive compensation program approved by the Compensation Committee is designed to facilitate the attraction and retention of top-caliber talent, and to align the interests of our executives with those of our shareholders. For our fiscal year 2025:
•
target cash compensation of our named executive officers was determined to target the 25th to 50th percentiles of our peer group (see “—Peer Group Composition” above); and

•
annual incentive opportunities for our named executive officers as a percentage of base salary were determined to target the 50th percentile (median) relative to our peer group.

In February 2026, the Compensation Committee determined to target the 50th percentile, or median, of our peer group in future determinations of cash compensation for our senior executives, including our named executive officers, supporting stability in key succession pipelines and minimizing flight risk among high-potential leaders. The Committee believes that setting a compensation philosophy with the desire to be positioned at the median of the market reflects a conventional market stance and aligns with our strategic business objectives and growth profile.
Elements of Compensation
In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, annual incentives, long-term incentives, and retirement and welfare benefits. Our compensation philosophy places a greater portion of the potential compensation for each named executive officer “at risk” such that compensation will vary based on performance. The following table describes the key elements of compensation and the philosophy behind providing each such element:
COMPENSATION ELEMENT	DESCRIPTION	PHILOSOPHY BEHIND PROVIDING COMPENSATION ELEMENT
Annual Compensation:
Annual Base Salary	• Fixed component of annual cash compensation that reflects expertise and scope of responsibilities	• Attract and retain key talent • Provide financial certainty and stability • Recognition of individual performance
Performance-Based Annual Incentive	• Cash bonus plan based on performance relative to Company and individual objectives.
•
Incentivize and motivate our named executive officers to meet or exceed our pre-established annual performance goals

•
Attract and retain key talent

•
Reward team success

•
Align named executive officers’ and shareholders’ interests

•
Discourages excessive risk taking

Long-Term Compensation:
Long-Term Incentive Program	• A long-term incentive program using time-vested and performance-based restricted common share awards, with performance-vested awards subject to a multi-year performance period
•
Foster a focus on long-term Company performance and long-term success

•
Attract and retain key talent

•
Align named executive officers’ and shareholders’ interests

•
Discourages excessive risk taking

Other Executive Benefits:
Retirement Programs	• Participation in a 401(k) defined contribution plan, including a matching contribution of 100% of a participant’s contribution up to 5% of the participant’s compensation	• Attract and retain key talent • Provide income security for retirement

COMPENSATION ELEMENT	DESCRIPTION	PHILOSOPHY BEHIND PROVIDING COMPENSATION ELEMENT
Perquisites	• Financial planning services • Diagnostic wellness examinations	• Assist with financial planning needs so executives can better focus on key responsibilities • Allow executives to focus on general health and well being
The Compensation Committee reviews all elements that collectively contribute to total compensation rather than any specific formula to determine the allocation between performance-based and guaranteed compensation in making its decisions each year. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, annual incentives and long-term incentives.
Base Salary
Base salaries are an important element of compensation and provide our executive officers with a fixed rate of cash compensation that is “non-variable” during the relevant period. In determining base pay, our Compensation Committee considers the executive’s responsibilities, growth potential, individual performance against predetermined objectives, base salary competitiveness as compared to the external market, and our operating performance.
Although the Compensation Committee targeted base salary for 2025 between the 25th and 50th percentiles of our peer group (see “—Peer Group Composition” above), actual base salary may be above or below that range based on the Committee’s review of the underlying scope of a named executive officer’s responsibilities, individual performance and experience, internal pay equity, and retention concerns. The Compensation Committee strives to maintain base salaries at levels that will attract top talent, while linking a significant portion of an executive’s total compensation opportunity to our success.
The annual base salaries for our named executive officers for 2025 were:
NAME	2025 BASE SALARY
Mark A. Casale	$1,000,000
Christopher G. Curran	$650,000
Mary L. Gibbons	$500,000
Vijay Bhasin	$450,000
David B. Weinstock	$400,000
As noted above, in November 2025 the Compensation Committee increased Mr. Weinstock’s annual base salary to $500,000 effective January 1, 2026 to better align Mr. Weinstock’s compensation with executives serving similar roles with our peer group companies.
Performance-Based Annual Incentive Compensation
Our Board of Directors approved, and our shareholders first adopted, the Essent Group Ltd. Annual Incentive Plan in 2013, which we refer to as the “Annual Plan.” The Annual Plan was re-approved by our shareholders at our 2017 Annual General Meeting of Shareholders.
In 2025, incentive awards were made under our annual leadership bonus program pursuant to the Annual Plan. The Annual Plan is intended to advance the interests of the Company and its shareholders by:
•
providing those employees designated by the Compensation Committee, which may include our named executive officers, senior vice presidents, other senior executives, and other employees, incentive compensation tied to pre-established performance goals;

•
identifying and rewarding superior performance;

•
providing competitive compensation to attract, motivate, and retain outstanding employees who achieve superior performance for us; and

•
fostering accountability and teamwork throughout the Company.

In accordance with the terms of the Annual Plan, the Compensation Committee established our fiscal year (which coincides with the calendar year) as the performance period, designated those executives eligible to participate, set the level of potential awards, and determined the financial targets or other performance measures which, if attained, result in payment of awards under our annual leadership bonus program for 2025.

Performance Targets for Past Year/Performance Period
The table below sets forth each named executive officer’s 2025 threshold, target, and maximum annual incentive opportunities under our annual leadership bonus program, expressed as a percentage of base salary.
2025 ANNUAL INCENTIVE OPPORTUNITY EXPRESSED AS A PERCENTAGE OF BASE SALARY
NAME	THRESHOLD	TARGET	MAXIMUM
Mark A. Casale	131.25%	175%	306.25%
Christopher G. Curran	75%	100%	175%
Mary L. Gibbons	75%	100%	175%
Vijay Bhasin	75%	100%	175%
David B. Weinstock	75%	100%	175%
The weighting of corporate and individual performance goals for annual incentive compensation opportunities varies among our named executive officers.
2025 ANNUAL INCENTIVE OPPORTUNITY—WEIGHTING OF GOALS
NAME	CORPORATE GOALS	INDIVIDUAL GOALS
Mark A. Casale	100%	—
Christopher G. Curran	75%	25%
Mary L. Gibbons	50%	50%
Vijay Bhasin	50%	50%
David B. Weinstock	50%	50%
We believe that our corporate and individual goals in concert help ensure that executives are focused on creating long-term value for our shareholders by effectively growing in a profitable manner with an emphasis on the long-term prospects of the Company.
With respect to corporate goals, the annual incentive opportunity for 2025 was designed to focus our named executive officers on both quantitative and qualitative financial and strategic goals. The following table summarizes the corporate performance goals for 2025 applicable to our named executive officers that were discussed by the Compensation Committee in February 2025 and approved in May 2025. Management and the Compensation Committee view the substance and nature of the subjective corporate-level strategic accomplishments to be proprietary and sensitive.
2025 ANNUAL INCENTIVE PLAN PERFORMANCE GOALS
GOAL	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL
Optimize portfolio growth, efficiently leveraging operating infrastructure	30%	$6.15 diluted earnings per share at 10% return on equity	$6.60 diluted earnings per share at 12.0% return on equity	$7.15 diluted earnings per share at 14% return on equity	$6.90 diluted earnings per share at 12.1% return on equity
Grow core U.S. mortgage insurance, title insurance and reinsurance franchises: Total revenue for the year ended December 31, 2025	15%	$1.0 billion	$1.2 billion	$1.4 billion	$1.26 billion
Group unit economics (for 2025 mortgage insurance new business written)	15%	10%	13%	16%	14.6%
Grow Essent Re franchise (revenue from 3rd party reinsurance for year ended December 31, 2025)	15%	$55 million	$65 million	$75 million	$67.1 million
Strategic accomplishments	25%	as determined by the Compensation Committee in May 2025			all strategic accomplishments were completed
In setting the corporate goals for 2025, the Compensation Committee considered a number of macroeconomic trends widely expected at that time to impact the mortgage and housing industries in particular. Most prominent among the factors considered was the impact of continuing high mortgage rates on home buying and mortgage refinance activity, which could directly and negatively affect the amount of new insurance written in 2025 and the revenue generated by our title and settlement services operations. The Compensation

Committee also considered the probability of a variety of other potentially adverse economic conditions in 2025 such as higher unemployment and a slowdown in overall economic growth that could ultimately manifest in higher levels of defaults in our mortgage insurance portfolio than we have experienced in the last several years. In light of these economic trends and considerations, in February 2025, the Compensation Committee set the target earnings per share, consolidated revenue and group unit economics goals for the year at levels which were equal to, or slightly lower than, the actual earnings per share and group unit economics achieved in 2024, reflecting in particular the Company’s expectation of higher defaults in 2025. The earnings per share target for 2025 was, however, set at a higher level than the earnings per share target for 2024. The revenue target for Essent Re for 2025 was also set at a level lower than Essent Re’s actual revenue for 2024, reflecting the expectation that the volume of potential transactions available to Essent Re would decrease year-over-year, primarily due to an expected reduction in new GSE risk-sharing transactions in 2025.
In determining the annual incentive award for each of our named executive officers (other than Mr. Casale), the Compensation Committee considered the achievement of the following individual performance goals:
NAME	INDIVIDUAL PERFORMANCE GOALS
Christopher G. Curran
•
Based on current economic environment, Essent’s insured portfolio and the composition of monthly NIW, identify areas to shape Essent’s portfolio to optimize unit economics while reducing risk.

•
Achieve operational efficiency with rigorous expense management.

•
Develop and execute strategies to achieve NIW, client activation and maintenance goals while growing insurance in-force.

•
Evaluate technology modernization and AI opportunities to drive long-term drive expense reduction.

•
Activate 45 customers among top 1500 lenders.

•
Develop strategic roadmap for facilities planning consistent with business need.

Mary L. Gibbons
•
Simplify corporate organizational chart, eliminating, relocating or combining subsidiaries that are dormant, unnecessary, or overlapping.

•
Manage legal, regulatory, HR, facilities and licensing aspects of acquisition/entry into new insurance line.

•
Design, project, manage and build new Winston Salem and Columbia offices, and develop options for Pittsburgh office.

•
Complete the restructuring of the title business, including integration of Essent Title into the Essent enterprise and the migration of Essent Title’s existing compliance management, emerging laws and regs, and rate approval processes into corporate compliance processes.

•
In collaboration with IT, develop and implement policies and procedures regarding corporate and employee use of artificial intelligence.

Vijay Bhasin
•
Provide risk expertise and analytics to support other corporate cross functional priorities and initiatives, including the development of advanced mortgage performance, stress testing and customer decision modelling.

•
Broaden relationships with risk counterparts at the GSEs and assist with the Company’s assessment of public policy issues.

•
Continue to enhance EssentEDGE risk management and pricing tool and models, including the TU integration.

•
Manage expenses related to risk management functions.

•
Support 2025 corporate goals around NIW and expanding the franchise.

•
Support risk expertise and analytics to support other corporate cross functional priorities and initiatives

David B. Weinstock
•
Assist CEO, corporate development, legal and other departments in managing our internal capital framework and evaluating opportunities to optimize capital structure and financial flexibility.

•
Efficiently put cash to work in the investment portfolio, managing liquidity and optimizing investment yield, through allocations across core investments.

•
Identify and execute strategies with new and existing managers to enhance investment income on a risk adjusted basis within appropriate credit parameters.

•
Evaluate alternative investment strategies to enhance the long-term return target of the consolidated investment portfolio to grow book value per share.

•
Work with Title leadership to update claims and operating policies and procedures to enhance risk management.

•
Work closely with the Essent Guaranty President and business unit leaders to manage expenses.

•
Assist in completing the restructuring of Essent Title.

•
Facilitate completion of insurance department examinations of Essent Guaranty and Essent Title.

Based on the achievement of corporate and, as applicable, individual, performance goals, the Compensation Committee approved annual incentive awards in the following amounts for each of our named executive officers, all of which was paid in cash.

NAME	TARGET ANNUAL INCENTIVE BONUS – 2025	ANNUAL INCENTIVE BONUS AWARD – 2025	% OF TARGET
Mark A. Casale	$1,750,000	$3,062,500	175%
Christopher G. Curran	$650,000	$975,000	150%
Mary L. Gibbons	$500,000	$825,000	165%
Vijay Bhasin	$450,000	$562,500	125%
David B. Weinstock	$400,000	$600,000	150%
Long-Term Equity Incentive Compensation
Through our long-term equity incentive program, we provide our senior executives, including each of our named executive officers, the opportunity to earn equity awards which are in part contingent on the attainment of multi-year performance goals. Our long-term equity incentive awards provide balanced equity incentives that reward executives’ focus on delivering both financial results and long-term growth. Equity-based compensation is used in order to facilitate retention, provide long-term motivation and focus our executives on increasing shareholder value. In addition, we believe that our long-term equity incentive compensation program balances the risks associated with short-term incentive compensation that may reward behavior with short-term benefits that may be less beneficial over the long-term. The target long-term equity incentive awards are designed to achieve, when combined with the executive’s base salary and target annual incentive compensation opportunity, total compensation at approximately the 50th percentile of comparable positions at peer group companies (see “—Peer Group Composition” above).
For 2025, the target annual long-term equity incentive awards for our named executive officers were as follows:
•
Mr. Casale—600% of his annual base salary, with 75% of such award being subject to performance- and time-based vesting and 25% being subject to time-based vesting over a three-year period;

•
Messrs. Curran and Bhasin and Ms. Gibbons—200% of his or her respective annual base salary, with 50% of such award being subject to performance- and time-based vesting and 50% being subject to time-based vesting over a three-year period; and

•
Mr. Weinstock—150% of his annual base salary, with 50% of such award being subject to performance- and time-based vesting and 50% being subject to time-based vesting over a three-year period.

The following table sets forth the annual long-term equity incentive awards granted to our named executive officers in 2025:
NAME	RESTRICTED SHARES/ RESTRICTED SHARES UNITS SUBJECT TO TIME-BASED VESTING	RESTRICTED SHARES/RESTRICTED SHARE UNITS SUBJECT TO TIME- AND PERFORMANCE- BASED VESTING(1)	TOTAL RESTRICTED SHARES/ RESTRICTED SHARE UNITS GRANTED
Mark A. Casale	26,266	157,591	183,857
Christopher G. Curran	11,382	22,764	34,146
Mary L. Gibbons	8,756	17,511	26,267
Vijay Bhasin	7,880	15,760	23,640
David B. Weinstock	5,254	10,507	15,761

(1)
Represents maximum number of shares that may vest under the awards if the applicable performance metrics are satisfied at the maximum levels.

The time-vested restricted common shares and restricted common share units vest in equal annual installments during the three-year period commencing on March 1, 2025, subject to the executive’s continuous employment through each such vesting date.
The performance-vested restricted common shares and restricted common share units, which were issued at the maximum 200% of target, become earned upon the Company’s achievement of a combination of compounded annual book value per share growth percentage and relative total shareholder return percentage as set out in the following table (with straight line interpolation between the respective levels) during the three-year performance period commencing on January 1, 2025, and any earned shares will vest on March 1, 2028, subject to the executive’s continuous employment through such date:

		RELATIVE TOTAL SHAREHOLDER RETURN VS. S&P 1500 FINANCIAL SERVICES INDEX
		≤25TH PERCENTILE	50TH PERCENTILE	≥75TH PERCENTILE
Three-Year Book Value Per Share CAGR	11%	100%	150%	200%
	10%	75%	125%	175%
	9%	50%	100%	150%
	7%	25%	75%	125%
	6%	0%	50%	100%
The maximum performance level for the three-year book value per share CAGR target for these awards, covering the three-year performance period commencing on January 1, 2025, was set at 11%, which is less than the 12% target used for the performance-vested awards granted to our named executive officers in 2024 for the three-year performance period commencing on January 1, 2024. The terms of the 2025 performance-vested awards granted to our named executive officers reflect the Compensation Committee’s assessment that a variety of foreseeable and potentially adverse economic conditions in the performance period, such as continuing elevated mortgage rates directly and negatively affecting the amount of new insurance written and higher unemployment and a slowdown in overall economic growth potentially resulting in higher levels of defaults in our mortgage insurance portfolio than we have experienced in the last several years.
All outstanding restricted common shares and restricted common share unit awards are eligible to participate in our quarterly dividends, with any dividends in respect of unvested shares and units retained by the Company until such time, if ever, as the underlying share or unit is vested. Retained dividends made in cash will be deemed reinvested in notional common shares (“dividend equivalent rights”) such that upon release and distribution of such retained dividend to the award holder, the executive will be entitled to receive on the date of such release an amount of cash or the number of whole shares or a combination thereof, as determined by our Compensation Committee, the aggregate fair value of which will be equal to the fair market value of the notional common share or unit to which such released retained dividends relate.
Other Elements of Compensation
As described below, we also provide certain retirement benefits and welfare benefits to our named executive officers.
Retirement Benefits
Our eligible employees, including each of our named executive officers, are eligible to participate in a tax-qualified 401(k) retirement plan. In addition to being able to make contributions (up to tax law limits), participants are eligible for a Company matching contribution of 100% of their contributions up to 5% of their eligible compensation. The matching contribution is provided on the same basis to our named executive officers as all other employees who participate in the plan. The amounts contributed to the 401(k) plan on behalf of each of the named executive officers are listed in the Summary Compensation Table elsewhere in this proxy statement.
Perquisites
We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the Compensation Committee periodically reviews perquisites for our named executive officers. Rather, there are certain specific perquisites we have agreed to provide particular executives based on their specific situations. In particular, each of our named executive officers is entitled to participate in the Company’s financial counseling and diagnostic wellness programs as in effect from time to time.
Medical and Other Welfare Benefits
Our named executive officers, along with all of our other employees, are eligible to participate in medical, dental, life, accidental death and disability, long-term disability, short-term disability, and other employee benefits. The purpose of these plans is to provide competitive benefits to our employees and to help to attract and retain employees by offering a comprehensive package of benefits.
Termination, Severance and Change in Control Benefits
The employment agreements with each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons provide severance payments and benefits upon certain qualifying terminations of employment. In addition, upon certain qualifying terminations following, or in some circumstances upon the occurrence of, a change in control, Messrs. Casale, Curran and Bhasin and Ms. Gibbons may be entitled to receive certain vesting of their outstanding restricted common share awards pursuant to the terms of their respective employment agreement or the terms of our equity incentive plans.
Based on the input of its independent compensation consultant, the Compensation Committee determined that these arrangements are appropriate and that the payments and benefits provided for under these arrangements upon certain qualifying terminations of employment or in connection with a change in control are consistent with market practice and essential in attracting and retaining key talent.

In addition, the change in control provisions are significant to ensure that we have the continued attention and dedication of our executives during circumstances that could result in a change in control. These provisions are further described beginning on page 48 (“—Potential Payments upon Termination or Change in Control”).
Impact of FASB ASC Topic 718
The accounting standards applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 is one factor that the Compensation Committee and the Company consider in the design of long-term equity incentive programs. Other factors include the link to the performance that each vehicle provides, the degree of upside leverage and downside risk inherent in each vehicle, the impact on dilution and overhang that the vehicles have, and the role that each vehicle has in the attraction, retention, and motivation of our named executive officers and other key employee talent. The Company and its external financial advisors consider FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about awards under long-term incentive plans.
Tax Considerations and Deductibility of Compensation
The deductibility of compensation paid to any person who served as our Chief Executive Officer or Chief Financial Officer at any point during the fiscal year, any other person who is among the three highest compensated officers for the fiscal year and any other person who was a covered employee for any fiscal year beginning after December 31, 2016 is generally limited under Section 162(m) of the US Tax Code to the extent it exceeds $1 million in a given year. Our compensation philosophy strongly emphasizes performance-based compensation for our executive officers, which historically minimized the consequences of the Section 162(m) limit on deductibility. Regardless, the committee believed and continues to believe that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements necessary to attract and retain strong executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.
Share Ownership Guidelines
Both our non-employee directors as well as our senior executives (who we define as our Chief Executive Officer and each of his direct reports and includes all of our named executive officers) are required to maintain certain ownership levels of common shares during their service (see “Corporate Governance—Share Ownership Guidelines” on page 23 for additional information).
No Hedging Policy
Our named executive officers are prohibited from hedging their ownership or offsetting any decline in the market value of our common shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our common shares.
Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
William Spiegel, Chairman
Aditya Dutt
Douglas J. Pauls

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our named executive officers in the years ended December 31, 2025, 2024 and 2023.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS(1) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(2) ($)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)
Mark A. Casale Chairman of the Board of Directors, President and Chief Executive Officer	2025	1,000,000	—	5,124,644	—	3,062,500	—	852,532	10,039,676
	2024	1,000,000	—	5,148,797	—	2,800,000	—	834,917	9,783,714
	2023	1,000,000	212,500	4,118,728	—	2,850,000	—	705,224	8,886,452
Christopher G. Curran President, Essent Guaranty, Inc.	2025	650,000	—	1,173,598	—	975,000	—	159,853	2,958,451
	2024	650,000	—	1,177,114	—	975,000	—	171,838	2,973,952
	2023	650,000	—	1,028,320	—	1,072,500	—	140,764	2,891,584
Mary L. Gibbons Senior Vice President, Chief Legal Officer and Assistant Secretary	2025	500,000		902,808	—	825,000	—	166,659	2,394,467
	2024	500,000	—	905,459	—	875,000	—	161,627	2,442,086
	2023	500,000	—	790,994	—	875,000	—	144,369	2,310,363
Vijay Bhasin Senior Vice President and Chief Risk Officer	2025	450,000	—	812,507	—	562,500	—	112,875	1,937,882
	2024	450,000	—	814,911	—	585,000	—	109,451	1,959,362
	2023	450,000	—	711,909	—	675,000	—	130,125	1,967,034
David B. Weinstock Senior Vice President and Chief Financial Officer	2025	400,000	—	541,717	—	600,000	—	117,993	1,659,710
	2024	400,000	—	543,256	—	540,000	—	103,390	1,586,646
	2023	354,445	75,000	1,521,783	—	562,500	—	64,075	2,577,803

(1)
The amounts reported in this column represent the aggregate grant date fair value of the share awards computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, if applicable. The performance-based share awards granted contain a market condition and were valued based on analysis provided by a third-party valuation firm using a risk neutral simulation taking into effect the vesting conditions of the grant. The grant date fair value included in this column for each named executive officer for such performance-based share awards granted in 2025 is as follows: Mr. Casale — $3,624,593; Mr. Curran — $523,572; Ms. Gibbons — $500,055; Dr. Bhasin — $362,480; and Mr. Weinstock — $241,661. Assuming achievement of the maximum level of performance, the value of such performance awards on the grant date would have been as follows: Mr. Casale — $9,000,000; Mr. Curran — $1,300,000; Ms. Gibbons — $1,000,000; Dr. Bhasin — $900,000; and Mr. Weinstock — $600,000. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)
The amounts reported in this column represent the annual bonuses earned by our named executive officers pursuant to our Annual Plan. For additional information regarding our Annual Plan, see “Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation” above.

(3)
The amounts reported in this column for 2025 include: (a) financial planning services fees of $45,000, $4,100, $3,500 and $25,000 paid on behalf of each of Messrs. Casale, Curran and Weinstock and Ms. Gibbons, respectively; and (b) matching 401(k) contributions of $23,500 on behalf of each of Messrs. Casale, Curran, Bhasin and Weinstock and Ms. Gibbons. The amounts disclosed for financial planning services represent the aggregate fees paid by the Company to third-party service providers on behalf of each named executive officer, which equals the aggregate incremental cost to the Company for providing this benefit. In addition, in connection with the payments of our quarterly dividends in the amount of $0.31 per share on each of March 24, 2025, June 10, 2025, September 10, 2025, and December 10, 2025, our named executive officers were credited with dividend equivalent rights in respect of their unvested restricted common share and restricted common share unit awards pursuant to the terms of the applicable award agreements. The deemed grant date values of such dividend equivalent rights granted for each of the named executive officers is as follows: Mr. Casale: $750,785; Mr. Curran: $129,098; Ms. Gibbons: $99,307; Mr. Bhasin: $89,375; and Mr. Weinstock: $88,407.

Grants of Plan Based Awards Table
The following table sets forth information regarding grants of plan-based awards to our named executive officers for the year ended December 31, 2025.
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Mark A. Casale	—	1,312,500	1,750,000	3,062,500	—	—	—	—	—
	2/12/2025(4)	—	—	—	—	—	—	26,266	1,500,051
	2/12/2025	—	—	—	—	78,795	157,591	—	3,624,593
Christopher G. Curran		487,500	650,000	1,137,500	—	—	—	—	—
	2/12/2025(4)	—	—	—	—	—	—	11,382	650,026
	2/12/2025	—	—	—	—	11,382	22,764	—	523,572
Mary L. Gibbons	—	375,000	500,000	875,000	—	—	—	—	—
	2/12/2025(4)	—	—	—	—	—	—	8,756	500,055
	2/12/2025	—	—	—	—	8,756	17,511	—	402,753
Vijay Bhasin	—	337,500	450,000	787,500	—	—	—	—	—
	2/12/2025(4)	—	—	—	—	—	—	7,880	450,027
	2/12/2025	—	—	—	—	7,880	15,760	—	362,480
David B. Weinstock	—	300,000	400,000	700,000	—	—	—	—	—
	2/12/2025(4)	—	—	—	—	—	—	5,254	300,056
	2/12/2025	—	—	—	—	5,254	10,507	—	241,661

(1)
Represents the threshold, target and maximum value of annual incentive awards that could have been earned by our named executive officers under our annual leadership bonus program pursuant to our Annual Plan for the year ended December 31, 2025. For a discussion of the terms of our annual leadership bonus program and Annual Plan and the amounts earned thereunder by the named executive officers for 2025, see “—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation” above.

(2)
The restricted common shares and restricted common share units (plus any dividend equivalents received prior to vesting), which were issued at the maximum 200% of target, are eligible to become earned as set forth in the table below based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2025. All restricted common shares and restricted common share units that are earned will vest on March 1, 2028, subject to the executive’s continuous employment through the applicable date.

		RELATIVE TOTAL SHAREHOLDER RETURN* VS. S&P 1500 FINANCIAL SERVICES INDEX
		≤25TH PERCENTILE	50TH PERCENTILE	≥75TH PERCENTILE
Three-Year Book Value Per Share CAGR*	11%	100%	150%	200%
	10%	75%	125%	175%
	9%	50%	100%	150%
	7%	25%	75%	125%
	6%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight-line linear interpolation between the respective levels shown.

(3)
The amounts reported in this column represent the aggregate grant date fair value of the share awards granted in 2025, computed in accordance with FASB ASC Topic 718. The performance-based share awards granted contain a market condition and were valued based on analysis provided by a third-party valuation firm using a risk neutral simulation taking into effect the vesting conditions of the grant. For additional information, including a discussion of the assumptions used to calculate these values, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(4)
Represents time-based vesting restricted common shares granted to each of our named executive officers under our long-term equity incentive program. The time-based vesting restricted common shares and restricted common share units (plus any dividend equivalents received prior to vesting) vest in three equal annual installments on each of March 1, 2026, 2027 and 2028, subject to the executive’s continuous employment through each such date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Award Table
Executive Employment Agreements
Certain of the compensation awarded to, earned by, or paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table above is provided pursuant to employment arrangements entered into with us and/or our affiliates.
The current employment agreement with each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons had an initial term which expired on November 5, 2016 and automatically extends for successive one-year periods, unless at least 120 days prior to the expiration of the then-current term either party to the agreement provides the other party with written notice of such party’s intention not to renew the agreement. Mr. Weinstock is not subject to an employment agreement with the Company.
Under the terms of each executive’s respective employment agreement, Messrs. Casale, Curran and Bhasin and Ms. Gibbons are each entitled to annual base salaries, currently $1,000,000, $650,000, $450,000 and $500,000, respectively.
Each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons is also eligible to receive an annual bonus based upon the achievement of corporate and individual performance objectives. Mr. Casale is entitled to a target annual bonus, currently equal to 175% of his annual base salary, while each of Messrs. Curran and Bhasin and Ms. Gibbons are entitled to a target annual bonus, currently equal to 100% of his or her respective annual base salary. For a discussion of our annual bonus plan, see “—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Incentive Compensation” above. Pursuant to the employment agreements with our named executive officers, no less than 50% of any bonus will be paid in cash. For 2025, the annual bonuses payable to Messrs. Casale, Curran and Bhasin and Ms. Gibbons were paid entirely in cash.
Each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons is also eligible to participate in our long-term incentive program. Pursuant to their employment agreements, each of our named executive officers is entitled to a target opportunity under our long-term incentive program. See “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information.
Each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons are also entitled to participate in health, insurance, retirement and other benefits on no less favorable terms to similarly situated employees.
For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under these employment arrangements, see “—Potential Payments upon Termination or Change in Control” below.
Indemnification
Our Bye-laws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Bermuda law.
We have entered into agreements to indemnify each of our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
We believe that these bye-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We also maintain standard policies of insurance that provide coverage (i) to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards of our common shares held by each of our named executive officers as of December 31, 2025.
	STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(1)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
Mark A. Casale	2/12/2025(3)	26,811	1,743,000	—	—
	2/12/2025(3)	—	—	160,862	10,457,667
	2/6/2024(4)	19,319	1,255,901	—	—
	2/6/2024(4)	—	—	173,860	11,302,631
	2/7/2023(5)	12,226	794,811	—	—
	2/7/2023(5)(6)	212,348	13,804,743	—	—
Christopher G. Curran	2/12/2025(3)	11,618	755,304	—	—
	2/12/2025(3)	—	—	23,237	1,510,609
	2/6/2024(4)	8,371	544,264	—	—
	2/6/2024(4)	—	—	25,114	1,632,657
	2/7/2023(5)	5,300	344,535	—	—
	2/7/2023(5)(6)	30,681	1,994,572	—	—
Mary L. Gibbons	2/12/2025(3)	8,938	581,044	—	—
	2/12/2025(3)	—	—	17,875	1,162,022
	2/6/2024(4)	6,441	418,701	—	—
	2/6/2024(4)	—	—	19,319	1,255,901
	2/7/2023(5)	4,076	265,006	—	—
	2/7/2023(5)(6)	23,599	1,534,171	—	—
Vijay Bhasin	2/12/2025(3)	8,044	522,913	—	—
	2/12/2025(3)	—	—	16,087	1,045,826
	2/6/2024(4)	5,796	376,824	—	—
	2/6/2024(4)	—	—	17,386	1,130,270
	2/7/2023(5)	3,669	238,519	—	—
	2/7/2023(5)(6)	21,242	1,380,942	—	—
David B. Weinstock	2/12/2025(3)	5,363	348,653	—	—
	2/12/2025(3)	—	—	10,725	697,240
	2/6/2024(4)	3,864	251,194	—	—
	2/6/2024(4)	—	—	11,591	753,513
	3/14/2023(7)	26,420	1,717,566	—	—
	3/14/2023(8)	1,725	112,123	—	—
	3/14/2023(6)(8)	9,981	648,865	—	—
	2/7/2023(9)	1,106	71,922	—	—
	1/6/2023(9)	1,132	73,565	—	—

(1)
Amounts also include dividend equivalent rights granted to the executive pursuant to the terms of the award agreements governing each restricted common share and restricted common share unit to reflect the payment of dividends on our common shares. Each dividend equivalent right is deemed notionally invested in our common shares and vests on the same terms as the restricted common share or restricted common share unit to which it relates.

(2)
The dollar amounts shown were calculated based on the closing price of our common shares on the NYSE on December 31, 2025 of $65.01.

(3)
On February 12, 2025, each of Messrs. Casale, Curran, Bhasin and Weinstock and Ms. Gibbons was granted restricted common share awards and/or restricted common share unit awards. A portion of the awards granted are subject to solely time-based vesting. These awards vest in three equal annual installments on each of March 1, 2026, March 1, 2027 and March 1, 2028, subject to the executive’s continuous employment through each such vesting date. A portion of the awards granted are subject to time- and performance-based vesting and were issued at the maximum 200% of target. These awards are eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2025. All awards that are earned will vest on March 1, 2028, subject to the executive’s continuous employment through such date.

		RELATIVE TOTAL SHAREHOLDER RETURN* VS. S&P 1500 FINANCIAL SERVICES INDEX
		≤25TH PERCENTILE	50TH PERCENTILE	≥75TH PERCENTILE
Three-Year Book Value Per Share CAGR*	11%	100%	150%	200%
	10%	75%	125%	175%
	9%	50%	100%	150%
	7%	25%	75%	125%
	6%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

(4)
On February 6, 2024, each of Messrs. Casale, Curran, Bhasin and Weinstock and Ms. Gibbons was granted restricted common share awards and/or restricted common share unit awards. A portion of the awards granted are subject to solely time-based vesting. These awards vest in three equal annual installments on each of March 1, 2025, March 1, 2026 and March 1, 2027, subject to the executive’s continuous employment through each such vesting date. A portion of the awards granted are subject to time- and performance-based vesting and were issued at the maximum 200% of target. These awards are eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2024. All awards that are earned will vest on March 1, 2027, subject to the executive’s continuous employment through such date.

		RELATIVE TOTAL SHAREHOLDER RETURN* VS. S&P 1500 FINANCIAL SERVICES INDEX
		≤25TH PERCENTILE	50TH PERCENTILE	≥75TH PERCENTILE
Three-Year Book Value Per Share CAGR*	12%	100%	150%	200%
	11%	75%	125%	175%
	10%	50%	100%	150%
	8%	25%	75%	125%
	7%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

(5)
On February 7, 2023, each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons was granted restricted common share awards. A portion of the restricted common shares granted are subject to solely time-based vesting. These shares vest in three equal annual installments on each of March 1, 2024, March 1, 2025 and March 1, 2026, subject to the executive’s continuous employment through each such vesting date. A portion of the restricted common shares granted are subject to time- and performance-based vesting and were issued at the maximum 200% of target. These restricted common shares are eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2023. All restricted common shares that are earned will vest on March 1, 2026, subject to the executive’s continuous employment through such date.

		RELATIVE TOTAL SHAREHOLDER RETURN* VS. S&P 1500 FINANCIAL SERVICES INDEX
		≤25TH PERCENTILE	50TH PERCENTILE	≥75TH PERCENTILE
Three-Year Book Value Per Share CAGR*	10%	100%	150%	200%
	9%	75%	125%	175%
	8%	50%	100%	150%
	6%	25%	75%	125%
	5%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

In February 2026, our Board of Directors certified that the performance targets for the three-year performance period commencing January 1, 2023 had been achieved at the 193% level.
(6)
Because the three-year performance period commencing January 1, 2023 is complete, the number of shares earned is reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual achievement of the applicable performance metrics. See footnote 5 above and footnote 8 below for Mr. Weinstock.

(7)
Mr. Weinstock was granted an award of 25,000 restricted common share units in connection with his appointment as Senior Vice President and Chief Financial Officer on March 14, 2023 which vests in three equal installments on each of April 1, 2026, April 1, 2027 and April 1, 2028.

(8)
On March 14, 2023, Mr. Weinstock was granted restricted common share unit awards. A portion of the awards granted are subject to solely time-based vesting. This award vests in three equal annual installments on each of March 1, 2024, March 1, 2025 and March 1, 2026, subject to Mr. Weinstock’s continuous employment through each such vesting date. A portion of the awards granted is subject to time- and performance-based vesting and were issued at the maximum 200% of target. This award is eligible to become earned, as set forth in the table below, based upon achievement of a combination of our compounded annual book value per share growth percentage and relative total shareholder return percentage during the three-year performance period commencing January 1, 2023. The portion of the award that is earned will vest on March 1, 2026, subject to Mr. Weinstock’s continuous employment through such date.

		RELATIVE TOTAL SHAREHOLDER RETURN* VS. S&P 1500 FINANCIAL SERVICES INDEX
		≤25TH PERCENTILE	50TH PERCENTILE	≥75TH PERCENTILE
Three-Year Book Value Per Share CAGR*	10%	100%	150%	200%
	9%	75%	125%	175%
	8%	50%	100%	150%
	6%	25%	75%	125%
	5%	0%	50%	100%

(*)
In the event that the compounded annual book value per share growth percentage or the relative total shareholder return falls between the performance levels shown above, the Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

In February 2026, our Board of Directors certified that the performance targets for the three-year performance period commencing January 1, 2023 had been achieved at the 193% level.
(9)
On February 7, 2023, Mr. Weinstock was granted an award of 3,187 restricted common share units subject to time-based vesting in three equal installments on each of March 1, 2024, March 1, 2025 and March 1, 2026. On January 8, 2023, Mr. Weinstock was granted an award of 2,052 restricted common share units subject to time-based vesting in three equal installments on each of January 8, 2024, January 8, 2025 and January 8, 2026.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the exercise of stock options and shares acquired upon vesting by our named executive officers during the year ended December 31, 2025.
	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(1) ($)
Mark A. Casale	212,150	12,224,058
Christopher G. Curran	38,997	2,246,996
Mary L. Gibbons	30,002	1,728,688
Vijay Bhasin	27,000	1,555,725
David B. Weinstock	6,217	355,507

(1)
Represents the aggregate market value of the shares on the vesting date and includes dividend equivalent rights which vested concurrently with the awards to which they relate.

Pension Benefits
The Company does not currently have in place any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.
Non-Qualified Deferred Compensation
The Company does not currently have in place any non-qualified defined contribution or other non-qualified deferred compensation plans for the benefit of employees.

Potential Payments upon Termination or Change in Control
We do not maintain any severance or change in control plans. However, pursuant to the terms of their employment agreements and certain of their restricted common share award agreements, our named executive officers are eligible to receive severance and other benefits in the case of certain qualifying terminations of employment or in connection with a change in control.
Employment Agreements
Under the employment agreements with each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons, certain payments will be made and certain benefits will be provided in connection with certain terminations of employment.
Upon the termination of employment of any of Messrs. Casale, Curran and Bhasin or Ms. Gibbons by the Company without “cause” (as defined in the applicable employment agreement) or by such officer for “good reason” (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, and subject to execution of a general release of claims in favor of the Company and its affiliates, the named executive officer will be entitled to receive:
•
a lump sum payment equal to 2 times, with respect to Mr. Casale, and 1.5 times, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, the sum of his or her then current annual base salary and target annual bonus for the fiscal year in which the date of termination occurs, payable as soon as reasonably practicable following the date of termination;

•
the executive’s annual bonus for the year in which the termination date occurs, based on achievement of applicable performance goals, prorated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to other senior executive officers of the Company;

•
subject to the executive’s election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for current coverage for the 24-month period, with respect to Mr. Casale, and the 18-month period, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, following the date of termination;

•
outplacement services at a level commensurate with the executive’s position in accordance with our practices as in effect from time to time;

•
vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based vesting or service requirements, that would have vested during the 24-month period, for Mr. Casale, and the 18-month period, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, following the date of termination; provided, that if such termination follows a “change of control” (as defined in the applicable employment agreement) such awards will become fully vested on the date of termination of the executive’s employment; and

•
vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

Upon the termination of employment by Messrs. Casale, Curran and Bhasin or Ms. Gibbons due to death or as a result of “disability” (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, such executive (or his or her estate) will be entitled to receive:
•
vesting of any equity grant and other long-term incentive award previously granted to the executive that is subject to service-based or service requirements; and

•
vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a prorated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

The employment agreement of each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons subjects him or her to customary confidentiality restrictions that apply during his or her employment and indefinitely thereafter, and provides that during his or her employment, and for a period of 18 months, with respect to Messrs. Curran and Bhasin and Ms. Gibbons, and 24 months, with respect to Mr. Casale, thereafter, each executive will be subject to non-competition and non-interference covenants. Generally, the non-competition covenant prevents the executive from engaging in mortgage insurance or reinsurance or any business activities in which we or any of our affiliates are engaged (or has committed plans to engage) during executive’s employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with, us or our affiliates, or in any manner interfering with our relationship with such parties.

Plan Awards
The award agreements governing the time- and performance-based restricted common share grants issued to each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons provide that if a change in control event occurs:
•
on or following the completion of the applicable performance period, all of the then-unvested shares of such executive earned under the award will immediately vest; and

•
prior to the completion of the applicable performance period, the number of shares which become earned under the award will be based on the “target” level performance metric to which the award is subject (at the 150% performance level):

•
if the acquiring entity in the change in control event does not assume the award, then such earned shares will become immediately vested; or

•
if the acquiring entity in the change in control event does assume the award, then such earned shares shall be converted into a number of time-based restricted shares of the acquiring entity that have a fair market value equal to such earned shares as of the date of the change in control (provided that the acquiring entity’s shares are publicly traded), with such shares vesting on the earlier of (i) the last day of the performance period to which the original performance-based award was subject, and (ii) the termination of the executive’s employment with the acquiring company without cause by the acquiring company or for good reason by the awardee.

The following table sets forth for each named executive officer an estimate of the payments and benefits that would be paid under each element of our compensation program assuming that such named executive officer’s employment terminated or the change in control occurred on December 31, 2025 using a closing share price of $65.01 on December 31, 2025. The amounts in the following tables are calculated pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.
NAME	CASH SEVERANCE PAYMENT(1) ($)	BONUS PAYMENT(1) ($)	HEALTH INSURANCE COVERAGE ($)	OUTPLACEMENT SERVICES ($)	ACCELERATED TIME-BASED RESTRICTED COMMON SHARES ($)	ACCELERATED PERFORMANCE- BASED RESTRICTED COMMON SHARES ($)	TOTAL ($)
Mark A. Casale
Voluntary termination for good reason or involuntary termination without cause	5,500,000	1,750,000	76,800	30,000	3,212,711(2)	24,824,619(4)	35,394,130
Change in control but no termination	—	—	—	—	—	30,124,968(5)	30,124,968
Voluntary termination for good reason or involuntary termination without cause following a change in control	5,500,000	1,750,000	76,800	30,000	3,793,711(3)	30,124,968(5)	41,275,479
Termination for disability or upon death	—	—	—	—	3,793,711(3)	24,824,619(4)	28,618,330
Christopher G. Curran
Voluntary termination for good reason or involuntary termination without cause	1,950,000	650,000	41,400	20,000	1,392,336(2)	3,586,362(4)	7,640,098
Change in control but no termination	—	—	—	—	—	4,351,996(5)	4,351,996
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,950,000	650,000	41,400	20,000	1,644,104(3)	4,351,996(5)	8,657,500
Termination for disability or upon death	—	—	—	—	1,644,104(3)	3,586,362(4)	5,230,466
Mary L. Gibbons
Voluntary termination for good reason or involuntary termination without cause	1,500,000	500,000	57,600	20,000	1,071,070(2)	2,758,645(4)	5,907,315
Change in control but no termination	—	—	—	—	—	3,347,601(5)	3,347,601
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,500,000	500,000	57,600	20,000	1,264,751(3)	3,347,601(5)	6,689,953
Termination for disability or upon death	—	—	—	—	1,264,751(3)	2,758,645(4)	4,023,396
Vijay Bhasin
Voluntary termination for good reason or involuntary termination without cause	1,350,000	450,000	—	20,000	963,952(2)	2,482,972(4)	5,266,924
Change in control but no termination	—	—	—	—	—	3,013,032(5)	3,013,032
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,350,000	450,000	—	20,000	1,138,257(3)	3,013,032(5)	5,971,289
Termination for disability or upon death	—	—	—	—	1,138,257(3)	2,482,972(4)	3,621,228
David B. Weinstock
Voluntary termination for good reason or involuntary termination without cause	—	—	—	—	—	—	—
Change in control but no termination	—	—	—	—	—	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	—	—	—	—	—	—	—
Termination for disability or upon death	—	—	—	—	—	—	—

(1)
Based on the bonus of each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons under our annual leadership bonus program at the target level, which is 175% of Mr. Casale’s base salary for 2025 of $1,000,000, and 100% of the base salary of each of Messrs. Curran and Bhasin and Ms. Gibbons for 2025 of $650,000, $450,000 and $500,000, respectively.

(2)
Represents the value of accelerating the vesting of unvested time-based restricted common share and restricted common share unit awards, including dividend equivalent rights granted pursuant to the terms of the agreements governing the awards. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying (i) the number of unvested time-based restricted common shares and restricted common share units and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons that would have vested during the 18-month (or, for Mr. Casale, 24-month) period following the date of termination, by (ii) $65.01, the closing price of our common shares on the NYSE on December 31, 2025.

(3)
Represents the value of accelerating the vesting of unvested time-based restricted common share and restricted common share unit awards, including dividend equivalent rights granted pursuant to the terms of the agreements governing the awards. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying (i) the number of unvested time-based restricted common shares and restricted common share units and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons on December 31, 2025, by (ii) $65.01, the closing price of our common shares on the NYSE on December 31, 2025.

(4)
Represents the value of accelerating the vesting of performance-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying: (i) (x) the number of unvested performance-based restricted common shares and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons outstanding on December 31, 2025 (which, for shares that have not yet been earned, assumes the maximum number of shares that may be earned), multiplied by (y) $65.01, the closing price of our common shares on the NYSE on December 31, 2025, by (ii) a fraction equal to (a) the number of days which elapsed during the applicable performance period prior to the date of termination or the change in control, as applicable, by (b) 1,095.

(5)
Represents the value of accelerating the vesting of performance-based restricted common share awards, including dividend equivalent rights granted pursuant to the terms of the award agreements governing the restricted common shares. This value is determined for each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons by multiplying (i) the number of unvested performance-based restricted common shares and related dividend equivalent units held by each of Messrs. Casale, Curran and Bhasin and Ms. Gibbons outstanding on December 31, 2025 (which, for shares that have not yet been earned, assumes the number of shares subject to performance-based awards at the 150% performance level), divided by (ii) $65.01, the closing price of our common shares on the NYSE on December 31, 2025. Assumes that the acquiring entity in the change in control transaction does not assume any performance-based restricted common share awards outstanding prior to the transaction, resulting in the maximum number of shares that may be earned under such awards becoming vested upon such change in control.

Pay Versus Performance
The following table and supporting graphics below set out information regarding fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 in satisfaction of Item 402(v) of Regulation S-K. Our compensation programs have a history of aligning pay and performance. This is demonstrated in the Company selected measure listed below: Growth in Book Value per Share, which focuses on year-over-year increases in total shareholders’ equity through earnings and our ability to return capital to shareholders. Growth in Book Value per Share serves as the basis for a performance metric for our long-term equity incentive program—the largest component of compensation for our chief executive officer and a significant component of compensation for our other named executive officers. For detail on the Company’s executive compensation programs, see the CD&A section beginning on page 29.
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(1)	COMPENSATION ACTUALLY PAID TO PEO(1)	AVERAGE SUMMARY COMPENSATION TABLE FOR NON-PEO NAMED EXECUTIVE OFFICERS(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS(2)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME(5)	GROWTH IN BOOK VALUE PER SHARE(6)
					TOTAL SHAREHOLDER RETURN(3)	PEER GROUP TOTAL SHAREHOLDER RETURN(4)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
2025	$10,039,676	$22,387,902	$2,237,627	$3,702,697	$186	$325	$689,969,000	13.0%
2024	$9,783,714	$12,661,426	$2,240,511	$2,813,691	$125	$251	$729,403,000	11.5%
2023	$8,886,452	$20,054,917	$2,436,696	$3,705,577	$126	$202	$696,386,000	15.5%
2022	$8,912,746	$6,232,030	$2,742,113	$2,264,421	$87	$163	$831,353,000	7.0%
2021	$9,137,867	$6,162,378	$2,564,963	$2,094,548	$96	$115	$681,783,000	12.7%

(1)
The PEO for each year reported is Mark A. Casale. The non-PEO named executive officers for each year reported are as follows:

•
2025, 2024 and 2023: Christopher G. Curran, Mary L. Gibbons, Vijay Bhasin and David B. Weinstock

•
2022: Christopher G. Curran, Mary L. Gibbons, Vijay Bhasin, David B. Weinstock and Lawrence E. McAlee

•
2021: Christopher G. Curran, Lawrence E. McAlee, Jeff Cashmer and Vijay Bhasin

(2)
SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay versus Performance Table” above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the non-PEO named executive officers, who we refer to as Other NEOs in the following table):

YEAR	EXECUTIVE(S)	“SUMMARY COMPENSATION TABLE” TOTAL	DEDUCT STOCK AWARD INCLUDED IN “SUMMARY COMPENSATION TABLE”	ADD YEAR-END VALUE OF UNVESTED EQUITY AWARDS GRANTED IN YEAR	CHANGE IN VALUE OF UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	CHANGE IN VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS WHICH VESTED IN YEAR	“PAY VERSUS PERFORMANCE TABLE” COMPENSATION ACTUALLY PAID
2025	PEO	$10,039,676	$(5,124,644)	$6,004,246	$10,793,988	$674,636	$22,387,902
	Other NEOs	$2,237,627	$(857,657)	$1,001,801	$1,239,666	$81,261	$3,702,697
2024	PEO	$9,783,714	$(5,148,797)	$3,411,317	$4,505,117	$110,075	$12,661,426
	Other NEOs	$2,240,511	$(860,185)	$1,015,556	$399,543	$18,266	$2,813,691
2023	PEO	$8,886,452	$(4,118,728)	$7,282,244	$7,621,189	$383,760	$20,054,917
	Other NEOs	$2,436,696	$(1,013,252)	$1,524,268	$709,404	$48,460	$3,705,577
2022	PEO	$8,912,746	$(4,416,683)	$3,016,321	$(982,433)	$(297,921)	$6,232,030
	Other NEOs	$2,742,113	$(708,333)	$430,608	$(131,664)	$(68,303)	$2,264,421
2021	PEO	$9,137,867	$(5,486,346)	$2,111,297	$383,642	$15,918	$6,162,378
	Other NEOs	$2,564,963	$(1,092,805)	$546,569	$52,889	$22,932	$2,094,548

(3)
Represents our Company’s cumulative total shareholder return (“TSR”) for the measurement period December 31, 2020 through December 31 of the year indicated.

(4)
Represents the cumulative TSR of a composite peer group selected by us consisting of Arch Capital Group Ltd., Enact Holdings, Inc. (from and after September 16, 2021), Genworth Financial, Inc. (through September 15, 2021), MGIC Investment Corporation, NMI Holdings, Inc. and Radian Group Inc. (collectively, the “Peer Index”). We selected the members of each peer group because each was, at the time, a direct competitor of ours in the private mortgage insurance industry. On September 16, 2021, shares of common stock Enact Holdings, Inc. began trading on the Nasdaq Global Select Market, independent of the shares of its parent company, Genworth Financial, Inc. (which retained approximately 80% of the outstanding common shares of Enact Holdings, Inc. after its initial public offering on such date). The Peer Group is the peer group used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2025.
(5)
Represents “Net Income” in our Consolidated Income Statements included in our Annual Report on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

(6)
Our Company-selected measure is Growth in Book Value per Share. Book value per share is calculated as (i) total stockholders equity, divided by (ii) total common shares outstanding. Amounts in column represent growth in book value per share as of December 31, 2025, 2024, 2023, 2022 and 2021 as a percentage of the book value per share as of December 31 of the year immediately preceding each such date.

The following graphs show the relationship between executive compensation actually paid and, respectively, Growth in Book Value per Share, TSR, and Net Income.
Compensation Actually Paid Versus Growth in BVPS
Compensation Actually Paid Versus Total Shareholder Return

Compensation Actually Paid Versus Net Income
The movement of the price of our common shares over a given year can have a large impact on the calculation of compensation actually paid to our CEO and our other named executive officers as a group during that year, given the methodology required under applicable SEC rules to calculate compensation actually paid as well as the large component of multi-year equity awards in our executive compensation program.
Book value per share measures the intrinsic value of Essent on a per share basis—such that an increase in book value per share reflects the building of value for our shareholders. TSR captures the view of the equity markets to our efforts. The graphs above demonstrate some correlation between these measures and the calculated compensation actually paid.
The following non-ranked list shows the financial performance measures we view as the most important to link executive compensation actually paid during the most recent fiscal year to our performance during that same period:
•
Earnings per share

•
Growth in book value per share

•
Net income

•
New insurance written (NIW)

•
Return on equity

•
TSR

CEO Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. We identified the median employee by examining the annual total compensation for all employees, excluding our CEO, who were employed by us on December 31, 2025, the last day of our last completed fiscal year. To identify the median of the annual total compensation of all our employees in 2025, as well as to determine the annual total compensation of our median employee and our CEO for 2025, we took the following steps:
•
For U.S.-based employees, we compared the amount of salary, wages and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2025.

•
For Bermuda-based employees, we estimated the total compensation that would have been reported for such employees on a Form W-2 for 2025 had each of those employees been employed in the United States.

•
Because equity awards are widely distributed to our employees, we have included the value of equity shares that vested in 2025 in our compensation measure in the amounts reported in our employees’ Form W-2s for the year.

After identifying the median employee based on annual total compensation, we calculated annual total compensation for such employee using the same methodology that we use for our named executive officers in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K as set forth in the 2025 Summary Compensation Table that appears earlier in this proxy statement, resulting in annual total compensation of $100,396, which was used to determine the ratio below.
Our CEO pay is designed to provide a competitive pay package with significant performance-based pay in a highly competitive CEO talent market. Median employee pay represents our compensation to employees at various rates based on competitive labor markets. The table below sets forth: (i) the annual total compensation of our CEO; (ii) the median of the annual total compensation of all of our employees, excluding our CEO, who were employed by us on December 31, 2025; and (iii) the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all other employees. As indicated in the table, the ratio of our CEO’s annual total compensation to the median annual total compensation of all other employees is 100:1.
PRINCIPAL POSITION	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
CEO	1,000,000	—	5,124,644	3,062,500	852,523	10,039,676
Median Employee	82,298	—	—	13,622	4,476	100,396
CEO to Median Employee Ratio	100:1

Common Share Ownership by Directors and Executive Officers
The following table sets forth information as of March 6, 2026 regarding the beneficial ownership of our common shares by (1) each of our directors and nominees, (2) each of our named executive officers, and (3) all of our directors and director nominees and executive officers as a group. To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.
The address for all beneficial owners in the table below is c/o Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
NAME OF BENEFICIAL OWNER	SHARES OWNED	PERCENTAGE(8)
Mark A. Casale(1)	2,481,544	2.6%
Christopher G. Curran(2)	291,575	*
Mary L. Gibbons(3)	246,086	*
Vijay Bhasin(4)	198,932	*
David B. Weinstock	35,899	*
David C. Benson(5)	2,608	*
Martin P. Connor	0	*
Aditya Dutt(5)	31,330	*
Angela L. Heise(5)	24,521	*
April Joyce(5)	2,608	*
Henna Karna(5)	10,779	*
Roy J. Kasmar(5)	26,181	*
Douglas J. Pauls(5)	32,637	*
William Spiegel(5)	28,860	*
All directors and director nominees and executive officers as a group (14 persons)	3,413,560	3.6%

*
Represents beneficial ownership of less than 1%.

(1)
The total shares held by Mr. Casale include (i) 472,106 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information), and (ii) 27,535 restricted common shares subject to time-based vesting.

(2)
The total shares held by Mr. Curran includes (i) 68,195 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information), and (ii) 11,933 restricted common shares subject to time-based vesting.

(3)
The total shares held by Ms. Gibbons includes 52,458 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information).

(4)
The total shares held by Mr. Bhasin includes (i) 47,212 outstanding restricted common shares subject to time- and performance-based vesting that are eligible to be earned and vest if maximum performance is achieved (see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information), and (ii) 8,262 restricted common shares subject to time-based vesting.

(5)
Includes 2,608 shares subject to a restricted common share unit award and related dividend equivalent units which will vest within 60 days of March 6, 2026.

(6)
Based on a total of 94,009,619 common shares issued and outstanding as of March 6, 2026.

Principal Beneficial Owners of Shares
To the best of the Company’s knowledge, the only beneficial owners of 5% or more of our outstanding common shares as of March 6, 2026 are set forth below.
NAME OF BENEFICIAL OWNER	SHARES OWNED	PERCENTAGE(5)
BlackRock, Inc.(1)	12,715,785	13.5%
The Vanguard Group, Inc.(2)	12,159,073	12.9%
FMR LLC(3)	5,856,298	6.2%
Dimensional Fund Advisors LP(4)	5,399,228	5.7%

(1)
Information regarding beneficial ownership of our common shares by BlackRock, Inc. and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on April 30, 2025, relating to such shares beneficially owned as of March 31, 2025. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. and certain related entities is included herein based on a Schedule 13G/A filed with the SEC on April 30, 2025, relating to such shares beneficially owned as of March 31, 2025. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Information regarding beneficial ownership of our common shares by FMR LLC is included herein based on a Schedule 13G/A filed with the SEC on May 12, 2025, relating to such shares beneficially owned as of March 31, 2025. The address for FMR LLC is 243 Summer Street, Boston, MA 02210.

(4)
Information regarding beneficial ownership of our common shares by Dimensional Fund Advisors LP is included herein based on a Schedule 13G filed with the SEC on April 15, 2025, relating to such shares beneficially owned as of March 31, 2025. The address for FMR LLC is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)
Based on a total of 94,009,619 common shares issued and outstanding as of March 6, 2026.

Proposal No. 2: Re-appointment of Independent Registered Public Accounting Firm and Referral of the Determination of the Auditors’ Compensation to the Board of Directors
Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders re-appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2026 and until the 2027 Annual General Meeting of Shareholders. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make any statement he or she may desire and to respond to appropriate questions from shareholders. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors’ compensation to our Board of Directors.
In deciding to recommend the re-appointment of PricewaterhouseCoopers LLP, our Audit Committee noted that there were no auditor independence issues raised with PricewaterhouseCoopers LLP.
Our Audit Committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with PricewaterhouseCoopers LLP can be found under “Corporate Governance—Meetings and Committees of our Board of Directors—Audit Committee” in this proxy statement.
Required Vote and Recommendation
Re-appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to re-appoint PricewaterhouseCoopers LLP, our Audit Committee will reconsider the re-appointment of PricewaterhouseCoopers LLP. Even if our shareholders do vote to re-appoint PricewaterhouseCoopers LLP, our Audit Committee retains the discretion to reconsider its re-appointment if the Audit Committee believes it necessary to do so in the best interest of us and our shareholders.

The Board of Directors recommends a vote FOR the re-appointment of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2026 and until the 2027 Annual General Meeting of Shareholders and the referral of the determination of the auditors’ compensation to our Board of Directors.
FOR

Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by PricewaterhouseCoopers LLP for the years ended December 31, 2024 and 2025 are as follows:
	2024	2025
Audit Fees	$1,651,655	$1,606,220
Audit-Related Fees	$387,300	$196,443
Tax Fees	$163,579	$228,438
All Other Fees	—	—
Audit Fees.   Audit fees were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the state insurance commissions.
Audit-Related Fees.   Audit-related fees are fees billed assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under “Audit Fees”, including services related to consultation on reporting matters. Audit-related fees include professional services rendered in connection with reinsurance transactions and in connection with independent auditors reports on service related controls. Audit-related fees for 2024 also include professional services rendered in connection with our June 2024 public debt offering.
Tax Fees.   Tax fees were for compliance, tax advice, and tax planning.
All Other Fees.   There were no other fees paid for 2024 and 2025.
Pre-Approval of Services
All services provided by PricewaterhouseCoopers LLP in the years ended December 31, 2024 and 2025 were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by PricewaterhouseCoopers LLP are approved in advance by the Audit Committee. Under its pre-approval policy, the Audit Committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $25,000; provided, that the chairman is required to report any pre-approval decisions to the Audit Committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the Audit Committee. The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that PricewaterhouseCoopers LLP provides or where there is another compelling rationale for using PricewaterhouseCoopers LLP. All audit, audit-related and permitted non-audit services for which PricewaterhouseCoopers LLP was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee
The Audit Committee of our Board of Directors assists our Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Audit Committee of the Board of Directors
Douglas J. Pauls, Chairman
David C. Benson
Aditya Dutt

Proposal No. 3: Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.
As described in detail above under the heading “Executives and Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, and motivate our named executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and the “Summary Compensation Table” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2025.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
Although the “say-on-pay” vote is advisory, and therefore not binding on us, we value the opinions of our shareholders and we will consider the outcome of the vote when making future compensation decisions.
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement.	FOR

Additional Information
Certain Relationships and Related Party Transactions
We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee. Subject to certain exceptions, any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Other than compensation agreements and other arrangements which are described in the “Corporate Governance—Director Compensation” and “Executive Officers and Executive Compensation” sections of this proxy statement and the transactions described below, during the year ended December 31, 2025 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.
We believe that the transactions described below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Employment Relationships
Mark Anthony Casale, Jr., the son of Mark A. Casale, our President and Chief Executive Officer, has been employed by us as our Vice President, Corporate Development since April 2024. For 2025, Mark Anthony Casale, Jr. received compensation of approximately $272,000. Mark Anthony Casale, Jr.’s compensation was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions. Mark Anthony Casale, Jr also received benefits generally available to all employees. Mark Anthony Casale, Jr. continues to be an employee of the Company, and in 2026 he is expected to receive compensation and other benefits in an amount similar to or greater than those he received in 2025.
Robyn Donnelly, the sister-in-law of Mark A. Casale, our President and Chief Executive Officer, has been employed by us in our human resources department since July 2016. For 2025, Ms. Donnelly received compensation of approximately $125,000. Ms. Donnelly’s compensation was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions. She also received benefits generally available to all employees. Ms. Donnelly continues to be an employee of the Company, and in 2026 she is expected to receive compensation and other benefits in an amount similar to or greater than those she received in 2025.
Sean Curran, the son of Christopher G. Curran, President of Essent Guaranty, Inc. and one of our named executive officers, has been employed by us as a senior accountant in our finance department since October 2023. Prior to 2025, the annual compensation received by Sean Curran did not exceed $120,000. For 2025, Sean Curran received compensation of approximately $121,000. Sean Curran’s compensation was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions. He also received benefits generally available to all employees. Sean Curran continues to be an employee of the Company, and in 2026 he is expected to receive compensation and other benefits in an amount similar to or greater than those he received in 2025.
The terms of our employment relationships with each of Mark Anthony Casale, Jr., Robyn Donnelly and Sean Curran were approved by the Audit Committee, in accordance with our related persons transactions policy.
Registration Rights Agreement
On November 11, 2014, we entered into an amended and restated registration rights agreement with Essent Intermediate, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., Commonwealth Annuity and Life Reinsurance Co. Ltd., Mark A. Casale, and certain other shareholders identified therein, which amended the previous agreement pursuant to which certain shareholders have registration rights with respect to their registrable shares (as defined in the registration rights agreement) as set forth below.

Demand Rights.   Certain shareholders have the right to demand registration of all or a portion of such shareholder’s registrable shares. Any shareholder proposing to distribute their registrable shares through an underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to us and the shareholders holding a majority-in-interest of the registrable shares that the shareholders requested for inclusion in such registration.
Shelf Registration.   Certain shareholders have the right to demand an underwritten offering be effected under a registration statement on Form S-3.
Piggyback Rights.   Certain shareholders have the right to elect to have included in any demand registration all or a portion of such shareholder’s shares. In the event that we propose to register any of our shares pursuant to a registration statement, certain shareholders have the right to elect to have included in such registration all or a portion of such shareholder’s shares.
Blackout Periods.   We have the ability, subject to certain conditions, to delay the filing of a registration statement or suspend the use of a prospectus in connection with an underwritten demand request for a reasonable period of time which shall not exceed two occasions or 60 days in any 12-month period.
Registration Limitations.   Any registration conducted pursuant to the registration rights agreement is subject to customary cutback provisions, as well as size, number and timing limitations as set forth therein, including that any demand for the registration of a shareholder’s registrable shares must relate to an offering where the aggregate gross proceeds are reasonably expected to be at least $50 million.
Indemnification; Expenses; Lock-ups.   We have agreed to indemnify the applicable selling shareholder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such registrable shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 against any expenses, losses, claims, damages or liabilities resulting from any untrue statement or omission of material fact contained in any registration statement, prospectus or any amendment or supplement to such registration statement, unless such liability arose from the applicable selling shareholder’s misstatement or omission, and the applicable selling shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses of all registrations under the registration rights agreement, provided, however, that if a demand registration is withdrawn at the request of the shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the shareholders requesting registration after the date on which such registration was requested) and if the requesting shareholders elect not to have such registration counted as a demand registration or shelf takedown, the requesting shareholders will pay the registration expenses of such registration pro rata in accordance with the number of their registrable shares requested to be included in such registration. In connection with any public offering, each shareholder, and officer or director of the Company, if requested by us and the underwriters managing such public offering, agree not to sell or otherwise transfer or dispose of any registrable shares or, with respect to certain shareholders only, other securities of the Company, held by such shareholder (other than those registrable shares included in the public offering) for a specified period of time not to exceed 90 days from the effective date of such registration.
Annual Report to Shareholders
Our Annual Report on Form 10-K for the year ended December 31, 2025 has been posted, and is available without charge, on our corporate website at www.essentgroup.com. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common shares. Requests can be made by writing to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
Other Business at the Annual Meeting
Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual General Meeting of Shareholders. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. In addition, such persons may vote such proxy to adjourn the Annual Meeting if necessary. Our Board of Directors also has the authority to postpone the Annual Meeting in such circumstances. In the event it is advisable to adjourn, postpone or change the date or time of our Annual Meeting, we will announce our decision as promptly as practicable.
Our financial statements for the year ended December 31, 2025 and the auditors’ report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our officers, members of our Board of Directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2025 our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements excepting the Form 3 and Form 4 for Ms. Joyce and transactions in May and June 2025 for Ms. Joyce due to an inadvertent error.
Shareholder Proposals for the 2027 Annual General Meeting of Shareholders
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2026 Annual General Meeting of Shareholders must be received by us no later than November 20, 2026 and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our current Bye-laws, for a proposal of a shareholder to be raised from the floor and presented at our 2026 Annual General Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our Bye-laws, (A) not prior to January 6, 2027 nor later than February 5, 2027 or (B) in the event that the 2027 Annual General Meeting of Shareholders is held prior to April 6, 2027 or after June 5, 2027, notice by the shareholder must be so received no earlier than the 120th day prior to the annual meeting and not later than the later of the 70th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
In addition, to comply with the universal proxy rules under the Securities Exchange Act of 1934, shareholders who intend to solicit proxies in support of director nominees other than Essent’s nominees at the 2027 Annual General Meeting of Shareholders generally must provide written notice no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. As a result, any notice of such a nomination must be received no later than March 7, 2027. Such notice also must set forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 in addition to the information required under our Bye-laws.

Frequently Asked Questions about the 2026 Annual Meeting
Where and when will the meeting take place?
You will be able to attend and participate in the Annual meeting online by visiting https://edge.media-server.com/mmc/p/pfq2c664 on the meeting date at the time described above and in the accompanying proxy statement. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting passcode, essent2026 (case sensitive). There is no physical location for the Annual Meeting.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors of matters to be voted on at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
At the Annual Meeting, you will be asked to vote on the following matters:
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the election of three Class III directors to serve through the 2029 Annual General Meeting of Shareholders;

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the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 and until our 2027 Annual General Meeting of Shareholders, and the referral of the determination of the auditors’ compensation to our Board of Directors;

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a non-binding, advisory vote to approve the 2025 compensation of our named executive officers; and

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any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What is the Board of Directors’ recommendations?
Our Board of Directors recommends a vote:
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FOR the election of each of Mark A. Casale, Douglas J. Pauls and Wiliam Spiegel to serve as a Class III director through the 2029 Annual General Meeting of Shareholders;

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FOR the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 and until our 2027 Annual General Meeting of Shareholders, and the referral of the determination of the auditors’ compensation to our Board of Directors; and

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FOR the approval, on a non-binding, advisory basis, of the 2025 compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set March 6, 2026 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 6, 2026 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 94,009,619 common shares outstanding and entitled to vote.
How many votes do I have?
You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Equinity Trust Company, LLC, you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers have the discretion to vote on routine matters, such as the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf with respect to the election of directors.
If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but will not otherwise be counted.
We encourage you to provide voting instructions to your broker by carefully following in the instructions provided by your broker.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.   You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
You may vote via the telephone.
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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

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Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.   You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting.   All shareholders of record may vote in person at the virtual Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the virtual Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to participate in the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

How many votes must be present to hold the Annual Meeting?
The presence of two persons in person and throughout the meeting representing, in person or by proxy, more than a majority of the common shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting, is required for the transaction of business at the Annual Meeting. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and “broker non-votes” (under certain circumstances described below) are counted as being present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What is the vote required to pass each proposal to be presented at the Annual Meeting?
Each proposal or matter voted on at the Annual Meeting will be decided by a simple majority of votes cast on such proposal or matter.
With respect to the election of directors, you may vote “For” all nominees, “Withhold” your vote as to any or all of the nominees, or vote “For” some but not all of the nominees and “Withhold” your vote for the remaining nominee(s). A properly executed proxy marked “Withhold” with respect to the election of any or all of the directors will not be voted with respect to the director or directors indicated. With respect to the election of directors, proxies may not be voted for more than three nominees. Shareholders may not cumulate votes in the election of directors.
With respect to the selection of our auditor and the non-binding, advisory vote on the compensation of our named executive officers, you may vote “For”, “Against” or “Abstain”. If you “Abstain” from voting on the selection of our auditor or the non-binding, advisory vote on the compensation of our named executive officers, the abstention will no effect on the vote for such matter.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
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submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

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attending the Annual Meeting and voting in person (provided that attendance at the Annual Meeting will not by itself constitute a revocation of a proxy).

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I participate in the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.
You will be able to attend and participate in the Annual Meeting online by visiting https://edge.media-server.com/mmc/p/pfq2c664. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting passcode, essent2026 (case sensitive).

The meeting will begin promptly at 8:00 a.m. Atlantic Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open at 7:45 a.m. Atlantic Daylight Time. We recommend that you carefully review the procedures needed to gain admission in advance.
We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance. If you intend to vote at the Annual Meeting, you must provide our Secretary with oral or written notice either at or prior to the meeting.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.
You can appoint the proxies recommended by our Board of Directors (i.e., Mark A. Casale and Mary L. Gibbons; see “What does solicitation of proxies mean?” below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case, Mark A. Casale, our Chairman of the Board of Directors, President and Chief Executive Officer, and Mary L. Gibbons, our Senior Vice President, Chief Legal Officer and Assistant Secretary) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda, other than the election of directors, the re-appointment of our independent registered public accounting firm and consideration of the 2025 compensation of our named executive officers, is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2025.
How can I access Essent Group Ltd.’s proxy materials and annual report electronically?
This proxy statement and our 2025 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2025, are available on our website at www.essentgroup.com.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.

0ESSENT GROUP LTD.Proxy for Annual General Meeting of Shareholders on May 6, 2026 Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Mark A. Casale and Mary L. Gibbons, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if present and acting at the Annual General Meeting of Shareholders of Essent Group Ltd., to be held on May 6, 2026, virtually via the Internet originating from Bermuda by visiting edge.media-server.com/mmc/p/pfq2c664 (passcode: essent2026), and at any adjournments or postponements thereof, as follows:(Continued and to be signed on the reverse side.)1.1 14475

ANNUAL GENERAL MEETING OF SHAREHOLDERS OFESSENT GROUP LTD.May 6, 2026GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2026:The Notice of Annual Meeting, Proxy Statement and 2025 Annual Report to Shareholders are available on our website at www.essentgroup.com.Please sign, date and mail your proxy card in theenvelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided.20330030000000001000 5 050626THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. ELECTION OF DIRECTORSNOMINEES:2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2026 AND UNTIL THEFOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITY FOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)O Mark Casale Class III Director O Douglas J. Pauls Class III Director O William Spiegel Class III Director2027 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS.3. PROVIDE A NON-BINDING, ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION.FOR AGAINST ABSTAININSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.Signature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OFESSENT GROUP LTD.May 6, 2026, at 8:00 AM Atlantic Daylight TimePROXY VOTING INSTRUCTIONSINTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM Eastern Time the day before the meet- ing.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.VIRTUALLY AT THE MEETING - You may vote your shares by attending the Annual Meeting online by visiting edge.media-server/mmc/p/pfq2c664 (passcode: essent2026).GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBERIMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2026:The Notice of Annual Meeting, Proxy Statement and 2025 Annual Report to Shareholders are available on our website at www.essentgroup.com.Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.20330030000000001000 5 050626THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. ELECTION OF DIRECTORSNOMINEES:2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2026 AND UNTIL THEFOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITY FOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)O Mark Casale Class III Director O Douglas J. Pauls Class III Director O William Spiegel Class III Director2027 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS.3. PROVIDE A NON-BINDING, ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION.FOR AGAINST ABSTAININSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.Signature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.